An offering statement pursuant to Regulation A relating to these securities has been filed with the Securities and Exchange Commission.  Information contained in this Preliminary Offering Circular is subject to completion or amendment. These securities may not be sold nor may offers to buy be accepted before the offering statement filed with the Commission is qualified.  This Preliminary Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy nor may there be any sales of these securities in any state in which such offer, solicitation or sale would be unlawful before registration or qualification under the laws of any such state.  We may elect to satisfy our obligation to deliver a Final Offering Circular by sending you a notice within two business days after the completion of our sale to you that contains the URL where the Offering Circular was filed may be obtained.

Preliminary Offering Circular

Subject to Completion.  Dated November 16, 2020

Legion Capital Corporation

(Exact name of issuer as specified in its charter)

Florida

(State or other jurisdiction of incorporation or organization)

www.legioncapital.com

301 E. Pine St.

Suite 850

Orlando, FL 32801

6799	47-3751122
(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Legion Capital Corporation

This is an initial public offering of TBD shares of Class A common stock, or common stock, of Legion Capital Corporation at a price of $TBD per share.

We have applied to list our common stock for trading on OTCQX exchange.

We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, as amended, and may elect to comply with certain reduced reporting requirements. See the section titled “Implications of Being an Emerging Growth Company.”

Investing in our common stock involves a high degree of risk. See “Risk Factors” beginning on page 8 of this Offering Circular for a discussion of information that should be considered in connection with an investment in our common stock.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this Offering Circular. Any representation to the contrary is a criminal offense.

	Per Share		Total
Initial public offering price	$		$5,000,000
Underwriting discounts and commissions		0.00	0.00
Proceeds to us, before expenses		$5,000,000	$5,000,000

The date of this Offering Circular is November 16, 2020.

You should rely only on the information contained in this Offering Circular or in any amended Offering Circular that we may authorize to be delivered or made available to you. We have not authorized anyone to provide you with different information. We are offering to sell, and seeking offers to buy, shares of our common stock only in jurisdictions where such offers and sales are permitted. The information in this Offering Circular is accurate only as of the date of the circular, regardless of the time of its delivery or any sale of shares of our common stock.

Persons outside the United States who come into possession of this Offering Circular must inform themselves about, and observe any restrictions relating to, the offering of the shares of our common stock and the distribution of the Offering Circular outside the United States.

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ABOUT THIS OFFERING CIRCULAR

In this Offering Circular, unless the context suggests otherwise, references to “Legion,” the “Company,” “we,” “us” and “our” refer to Legion Capital Corporation.

This Offering Circular describes the specific details regarding this offering and the terms and conditions of the common stock being offered hereby and the risks of investing in our common stock. You should read this Offering Circular, any free writing Offering Circular and the additional information about us described in the section entitled “Where You Can Find More Information” before making your investment decision.

Neither we, nor any of our officers, directors, agents or representatives or the underwriter, make any representation to you about the legality of an investment in our common stock. You should not interpret the contents of this Offering Circular or any free writing Offering Circular to be legal, business, investment or tax advice. You should consult with your own advisors for that type of advice and consult with them about the legal, tax, business, financial and other issues that you should consider before investing in our common stock.

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OFFERING CIRCULAR SUMMARY

This summary highlights information that we present more fully in the rest of this Offering Circular. This summary does not contain all of the information you should consider before buying our shares in this offering. This summary contains forward-looking statements that involve risks and uncertainties, such as statements about our plans, objectives, expectations, assumptions or future events. These statements involve estimates, assumptions, known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from any future results, performances or achievements expressed or implied by the forward-looking statements. See “Special Note Regarding Forward-Looking Statements.” You should read the entire Offering Circular carefully, including the “Risk Factors” section and the financial statements and the notes to those statements.

Background and Overview

Legion Capital Corporation was originally incorporated as GreenSky Corporation on August 7, 2015 in Delaware and merged with Legion Capital Corporation (the “Company”), a Florida Corporation on January 15, 2016. The Company is a holding company with operating subsidiaries in the areas of commercial lending, real estate and real estate services, management and marketing. We provide secured lending to real estate developers and builders, business owners and entrepreneurs in select industries. Legion operates as a single segment business in multiple industries.

Below is an organizational chart for the Company, showing all of our subsidiaries.

Below is a list of the activities of each of our operating subsidiaries.

●	Legion Lending Group, LLC. Legion Lending Group, LLC, through several single purpose entities, is a small business finance company that provides direct financing for small business and real estate developers and entrepreneurs. *Legion Select Holdings changed its name to LL Select, LLC on April 22, 2019.

●	Legion Property Holdings, LLC. Legion Property Holdings, LLC, formerly Legion Development Group, LLC, Legion Development Group, LLC, through several single purpose entities, is a company that owns and holds interests in real estate and real estate developments. We partner with developers and builders to develop and build both commercial and residential real estate.

●	Legion Title, LLC. Legion Title, LLC is a title agency that provides title insurance and closing services for Legion transactions.

We currently own three parcels of real estate in Legion Property Holdings, LLC, as follows:

A 24 acre parcel of multi-family residential development property located in Sanford/Lake Mary Florida. This property is being planned for development as an apartment complex of between 150-250 units.

A 2 acre parcel of commercial property in southeast Orlando. This property is being planned for a medical office building of between 10,000 and 20,000 square feet.

This improvement in performance is a result of the continued improvements in our efforts to streamline our business to focus on our core business of commercial lending, related services and targeted ownership of assets.

Our loan portfolio is broken down into two categories: (i) Real Estate Development Mortgage Loans and (ii) other business loans. The other business loans include a loan to an aviation company secured by 2 charter jets, a loan to a yacht broker secured by a yacht and a loan to an automotive dealer secured by the assets of the dealership and a loan to a sand and stone mine secured by a second mortgage on 640 acres of real estate.

The real estate development loans are all secured by first mortgages on development real estate, with interest rates ranging from 10% to 12%, plus additional fees and deferred fees due to the Company from the projects. As of June 30, 2020, we had approximately $12,400,383 of Real Estate Development loans in our portfolio, with loss allowances of -0- and all loans were current with no defaults.

The other business loans are general commercial loans secured by business assets of select businesses. As of June 30, 2020, we had other business loans of approximately $6,890,652, with allowance for doubtful accounts of $759,360 and impaired loans in the amount of $3,284,626. Interest rates on other business loans range from 7% to 15% per annum.

The total of loans receivable as of June 30, 2020, was $17,935,405, as of June 30, 2020, net of deferred interest and origination fees of $596,270 and allowance for doubtful accounts of $759,360.

The risk associated with the other business loans is much higher than the risk associated with the real estate development loans. For this reason, the Company has focused its lending during the past 2 years on real estate backed loans and looks to continue to do so in the near future.

Our investment objective is to preserve and protect our capital while producing attractive risk-adjusted returns generated from current income on our portfolio. Our investment strategy is to originate, acquire, and manage senior loans and to monetize real estate title, marketing, and management services affiliated with those loans.

We have a limited operating history. We had a net loss of $2,484,184, $4,101,536, $3,632,200 and $1,077,286 for the years ended December 31, 2019, December 31, 2018, December 31, 2017 and December 31, 2016, respectively. As of June 30, 2020, and December 31, 2019, respectively our deficit was $11,873,612 and $11,295,206.

Recent Developments

As of December 31, 2019, we have sold, consolidated or discontinued a number of subsidiary entities including Hilton Institute of Business, Legion Transportation, LLC, Pricepoint Automotive, LLC, and Legion Builders, LLC. These businesses were sold, consolidated or discontinued as a part of our plan to streamline our business to focus on our core businesses of business lending, related services and select property ownership.

On February 26, 2020, the Securities Exchange Commission, or SEC, qualified our Offering Circular on Form 1-A for the sale by us of up to $40,000,000 of Series A Corporate Bonds (the “Bonds”) and Series A Redeemable Preferred Stock (the “Preferred Stock”) pursuant to Regulation A of the Securities Act of 1933, as amended. The Regulation A offering is being conducted concurrently with this offering. As of the date of this Offering Circular, the total sum of $135,000 in bonds and $45,000 in Preferred Stock has been sold under said offering.

Risk Factors Summary

An investment in our common stock involves a high degree of risk. You should carefully consider the risks summarized below. The risks are discussed more fully in the “Risk Factors” section of this Offering Circular immediately following this Offering Circular summary. These risks include, but are not limited to, the following:

●	The uncertainty regarding the possible effects of COVID 19 on our investments and business.

●	Investments in small businesses and start-up companies are often risky.

●	The Company has limited operating history.

●	The Company may need additional capital, which may not be available.

●	The Company may not be able to manage its potential growth.

●	The Company faces significant competition.

●	The Company’s growth relies on market acceptance.

●	The Company’s founders, directors and executive officers own or control a majority of the Company.

●	We must manage our portfolio so that we do not become an investment company that is subject to regulation under the Investment Company Act.

●	Rapid changes in the values of our other real estate-related investments may make it more difficult for us to maintain our exclusion from regulation under the Investment Company Act.

●	Our business depends heavily on our officers and directors.

●	If we are unable to retain the members of our management team or attract and retain qualified management team members in the future, our business and growth could suffer.

●	Our operating results may continue to be adversely affected as a result of unfavorable market, economic, social and political conditions.

●	Our results of operations may be negatively impacted by the coronavirus outbreak.

●	Our common stock may be volatile or may decline regardless of our operating performance, and you may not be able to resell your shares at or above the initial public offering price.

●	There has been no prior public market for our common stock and an active trading market may not develop.

●	Future sales of our common stock may depress our stock price.

Corporate History and Information

Legion Capital Corporation was originally incorporated as GreenSky Corporation on August 7, 2015 in Delaware and merged with Legion Capital Corporation (the “Company”), a Florida Corporation on January 15, 2016.

Our corporate headquarters are located at 301 E. Pine St., Ste. 850 Orlando, FL 32801. Our telephone number is (407) 986-4234. Our website is www.LegionCapital.com. We do not incorporate the information on or accessible through our website into this Offering Circular, and you should not consider any information on, or that can be accessed through, our website a part of this Offering Circular.

Implications of Being an Emerging Growth Company

We are an emerging growth company as defined in the Jumpstart Our Business Startups Act of 2012, as amended, or the JOBS Act. We will remain an emerging growth company until the earlier of (1) the last day of the fiscal year following the fifth anniversary of the completion of this offering, (2) the last day of the fiscal year in which we have total annual gross revenue of at least $1.07 billion, as such amount is indexed for inflation every five years by the Securities and Exchange Commission to reflect the change in the Consumer Price Index for All Urban Consumers during its most recently completed fiscal year, (3) the last day of the fiscal year in which we are deemed to be a “large accelerated filer” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended, or the Exchange Act, which would occur if the market value of our common stock held by non-affiliates exceeded $700 million as of the last business day of the second fiscal quarter of such fiscal year or (4) the date on which we have issued more than $1.0 billion in non-convertible debt securities during the prior three-year period. An emerging growth company may take advantage of specified reduced reporting requirements and is relieved of certain other significant requirements that are otherwise generally applicable to public companies. As an emerging growth company,

●	we may present only two years of audited financial statements, plus unaudited condensed financial statements for any interim period, and related management’s discussion and analysis of financial condition and results of operations in our initial registration statement;

●	we may avail ourselves of the exemption from the requirement to obtain an attestation report from our auditors on the assessment of our internal control over financial reporting pursuant to the Sarbanes-Oxley Act of 2002, or Sarbanes-Oxley;

●	we may provide reduced disclosure about our executive compensation arrangements; and

●	we may not require shareholder non-binding advisory votes on executive compensation or golden parachute arrangements.

In addition, the JOBS Act provides that an emerging growth company can take advantage of an extended transition period for complying with new or revised accounting standards. This provision allows an emerging growth company to delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the benefits of this extended transition period. Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.

THE OFFERING

Common stock offered by us:	Class “A” shares of common stock, no par value per share.

Offering Price	$TBD

Common stock outstanding before this offering:	16,395,437 shares

Shares of common stock to be outstanding after this offering (1):	TBD shares

Use of proceeds	We expect to use the net proceeds for making new business loans, sales and marketing expenses, hiring of new personnel and for expenses associated with being a publicly traded company. See “Use of Proceeds” on page 20.

Risk factors

You should read the “Risk Factors” section starting on page 8, in addition to other information in this Offering Circular for a discussion of factors you should carefully consider before deciding to invest in our common stock.

Proposed Trading Market and Symbol:	We have applied to list our common stock for trading on OTCQX exchange.

(1)	The number of shares of common stock to be outstanding after this offering is based on 16,395,437 shares of common stock issued and outstanding as of June 30, 2020, and excludes the following:

●	2,503,067 shares of common stock issuable upon the exercise of stock options outstanding as of June 30, 2020, with a weighted-average exercise price of $1.25 per share.

SUMMARY FINANCIAL DATA

The following tables summarize our consolidated financial data. We have derived the summary consolidated statement of operations data for the year ended December 31, 2019 and 2018 from our audited consolidated financial statements included elsewhere in this Offering Circular. We have derived the summary consolidated statement of operations data for the years ended December 31, 2019 and December 31, 2018 and our balance sheet data as of December 31, 2019, from our audited consolidated financial statements included elsewhere in this Offering Circular. The audited consolidated financial statements reflect, in the opinion of management, all adjustments of a normal, recurring nature that are necessary for a fair presentation of the consolidated financial statements. Our historical results are not necessarily indicative of the results that may be expected in the future. The following consolidated statement of operations data should be read in conjunction with the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and related notes included elsewhere in this Offering Circular. We have also included summary consolidated balance sheet and income statement from our June 30, 2020 and June 30, 2019 reviewed but unaudited financial statements below.

Statement of Operations Data:

	For the year ended
	2019	2018
Revenue	$2,130,926	$3,792,134
Operating expenses	(3,183,657)	(6,356,622)
Operating loss	(1,052,731)	(2,564,488)

Other expense
Interest expense	(1,246,098)	(442,496)
Loss on sale of assets	-	(55,360)
Total other expense	(1,246,098)	(497,856)

Net loss from continuing operations	(2,298,829)	(3,062,344)
Income (loss) from discontinued operations	605,916	(234,138)

Net loss	(1,692,913)	(3,296,482)
Less: Dividends on preferred membership units of subsidiary	(791,271)	(805,054)
Net Loss - common shareholders	$(2,484,184)	$(4,101,536)

	As of December 31, 2019
	Actual	as Adjusted(1)
Balance Sheet Data:
Cash	$750,812	$5,735,812
Working capital	6,703,118	11,688,118
Total assets	20,768,515	25,753,515
Total shareholders’ equity	3,523,279	8,508,279

(1)	Gives effect to the sale and issuance by us of TBD shares of common stock in this offering at the initial public offering price of $TBD per share, after estimated offering expenses of $15,000 payable by us.

Results of Operations June 30, 2020 and June 30, 2019

The following table summarizes our unaudited gross revenue, operating expenses, and net loss for the six months ended June 30, 2020 and June 30, 2019.

	For the Six Months Ended June 30,
	2020	2019
Revenue	$1,312,217	$995,974
Operating expenses	(823,590)	(1,533,704)
Operating loss	488,627	(537,730)

Other expense
Interest expense	(672,606)	(592,530)

Net loss from continuing operations	(183,979)	(1,130,260)
Net loss from discontinued operations	-	(118,026)

Net loss	$(183,979)	$(1,248,286)

Less: Dividends on preferred membership units of subsidiary	(394,427)	(396,945)

Net Loss - common shareholders	$(578,406)	$(1,645,231)

	As of June 30, 2020
	Actual	as Adjusted
Balance Sheet Data:
Cash	$660,259	$5,645,259
Working capital	7,372,927	13,957,927
Total assets	21,322,352	26,307,352
Total shareholders’ equity	2,970,563	7,955,563

The table below sets forth line items from the Company’s unaudited consolidated Statements of Operations.

Six Months Ended June 30, 2020 compared with Six Months Ended June 30, 2019

Gross revenue: For the six-month period ended June 30, 2020, gross revenue was $1,312,217, compared to $995,974 for the six-month period ended June 30, 2019, an increase of $316,243. This increase was primarily due to increase in interest income and participation fees offset by decrease in origination fees to $701,786, $489,500 and $109,171, respectively, for the six months ended June 30, 2020 from $422,539, $38,400 and $438,520, respectively, for the six months ended June 30, 2019.

General and administrative: The consolidated general and administrative expenses decreased by $671,560 or 45% to $795,478 for the six months ended June 30, 2020 from $1,467,038 for the six months ended June 30, 2019. This decrease was largely due to decreases in payroll and third-party professional services costs to $339,000 and $131,000, respectively, for the six months ended June 30, 2020 from $489,000 and $491,000, respectively, for the six months ended June 30, 2019.

Interest expense: The consolidated interest expense increased by $80,076 or 14% to $672,606 for the six months ended June 30, 2020 from $592,530 for the six months ended June 30, 2019. The increase is primarily due to the increase in the Company’s long-term debt.

Net income (loss): Net loss decreased by $1,064,307, or 85%, to a net loss of $183,979 for the six months ended June 30, 2020 from a net loss of $1,248,286 for the six months ended June 30, 2019. The decrease in net loss was primarily due to the Company streamlining its operations to focus on its lending and related services business.

Liquidity and Capital Resources

As of June 30, 2020, we had a cash balance of $660,259. During the six months ended June 30, 2020, we used approximately $645,528 in cash for operating activities, we had no change of cash from investing activities, and were provided with approximately $554,975 through financing activities.

Our primary uses of cash were for expanding our lending business by making new and increased loans, marketing and working capital. The main source of cash was from private debt issuance. The following trends are reasonably likely to result in a material decrease in our liquidity over the near to long term:

●	Continued expansion of our lending business by loaning out our capital on short and long-term illiquid transactions,

●	Addition of administrative and sales personnel as the business grows,

●	Increases in advertising, public relations and sales promotions as we expand operations,

●	An increase in working capital requirements,

●	The cost of being a public reporting company and the continued increase in costs due to governmental compliance activities.

We expect to finance our operations primarily through our existing cash, our operational revenues and any future financing. We expect to use both equity and debt financing from time to time. We have no limits on the amount of leverage we may employ. In general, we intend to pay debt service from operational cash flow, but we also expect to need to raise additional capital to meet our obligations and to fully implement our business plan. Potential future sources of capital include secured or unsecured financings from banks or other lenders, and additional debt and/or equity offerings. However, there is no assurance we will be able to obtain such capital on satisfactory terms or at all. Additionally, no assurance can be given that any such financing, if obtained, will be adequate to meet our capital needs. If adequate capital cannot be obtained on a timely basis and on satisfactory terms, our operations would be materially negatively impacted.

RISK FACTORS

Any investment in our shares of common stock involves a high degree of risk. Investors should carefully consider the risks described below and all of the information contained in this Offering Circular before deciding whether to purchase our common stock. Our business, financial condition or results of operations could be materially adversely affected by these risks if any of them actually occur. This Offering Circular also contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks we face as described below and elsewhere in this Offering Circular. See “Cautionary Statement Regarding Forward-Looking Statements.”

RISK FACTORS REGARDING OUR COMPANY AND BUSINESS

Investments in small businesses and start-up companies are often risky.

Small businesses may depend heavily upon a single customer, supplier, or employee whose departure would seriously damage the company’s profitability. The demand for the Company’s product may be seasonal or be impacted by the overall economy, or the Company could face other risks that are specific to its industry or type of business. The Company may also have a hard time competing against larger companies who can negotiate for better terms and provide services on a large scale more economically, or take advantage of bigger marketing budgets. Furthermore, as a small business could face risks from lawsuits, governmental regulations, and other potential impediments to growth.

The Company has limited operating history.

The Company is still in an early phase and is just beginning to implement its business plan. There can be no assurance that it will ever operate profitably. The likelihood of its success should be considered in light of the problems, expenses, difficulties, complications and delays usually encountered by companies in their early stages of development, with low barriers to entry. The Company may not be successful in attaining the objectives necessary for it to overcome these risks and uncertainties.

The Company may need additional capital, which may not be available.

The Company may require funds in excess of its existing cash resources to fund operating deficits, make additional loans and investments, develop new products or services, establish and expand its marketing capabilities, and finance general and administrative activities. Due to market conditions at the time the Company may need additional funding, or due to its financial condition at that time, it is possible that the Company will be unable to obtain additional funding on acceptable terms and when it needs it. If the Company is unable to obtain additional funding, it may not be able to repay debts when they are due and payable. If the Company is able to obtain capital it may be on unfavorable terms or terms which excessively dilute then-existing equity holders. If the Company is unable to obtain additional funding as and when needed, it could be forced to delay its development, marketing and expansion efforts and, if it continues to experience losses, potentially cease operations.

The Company may not be able to manage its potential growth.

For the Company to succeed, it needs to experience significant expansion. There can be no assurance that it will achieve this expansion. This expansion, if accomplished, may place a significant strain on the Company’s management, operational and financial resources. To manage any material growth, the Company will be required to implement operational and financial systems, procedures and controls. It also will be required to expand its finance, administrative and operations staff. In addition, as a public reporting company, the Company will subject to governance and new reporting requirements, There can be no assurance that the Company’s current and planned personnel, systems, procedures and controls will be adequate to support its future operations at any increased level. The Company’s failure to manage growth effectively could have a material adverse effect on its business, results of operations and financial condition.

The Company faces significant competition.

The Company faces competition from other companies, some of which might have more capital and/or received more funding than the Company has. One or more of the Company’s competitors have name or brand recognition and could offer services similar to those offered by the Company at significantly lower prices, which would cause downward pressure on the prices the Company would be able to charge for its services. If the Company is not able to charge the prices it anticipates charging for its services, there may be a material adverse effect on the Company’s results of operations and financial condition. In addition, the emergence of one of its existing or future competitors as a market leader may limit the Company’s ability to achieve national brand recognition, which could also have a material adverse effect on the Company’s results of operations and financial condition.

The Company’s growth relies on market acceptance.

While the Company believes that there will be significant customer demand for its products/services, there is no assurance that there will be broad market acceptance of the Company’s offerings. There also may not be broad market acceptance of the Company’s offerings if its competitors offer products/services which are preferred by prospective customers. In such event, there may be a material adverse effect on the Company’s results of operations and financial condition, and the Company may not be able to achieve its goals.

The Company’s founders, directors and executive officers own or control a majority of the Company.

Additionally, the holdings of the Company’s directors and executive officers may increase in the future upon vesting or other maturation of exercise rights under any of the options or warrants they may hold or in the future be granted or if they otherwise acquire additional interest in the Company. The interests of such persons may differ from the interests of the Company’s other stockholders, including purchasers of securities in this offering. As a result, in addition to their board seats and offices, such persons will have significant influence over and control all corporate actions requiring stockholder approval, irrespective of how the Company’s other stockholders, including purchasers in this offering, may vote, including the following actions:

1.	to elect or defeat the election of the Company’s directors;

2.	to amend or prevent amendment of the Company’s Certificate of Incorporation or By-laws;

3.	to effect or prevent a merger, sale of assets or other corporate transaction; and

4.	to control the outcome of any other matter submitted to the Company’s stockholders for vote.

Such persons’ ownership may discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of the Company, which in turn could reduce the Company’s stock price or prevent the Company’s stockholders from realizing a premium over the Company’s stock price.

We must manage our portfolio so that we do not become an investment company that is subject to regulation under the Investment Company Act.

We conduct our operations so that we avail ourselves of any and all applicable statutory exclusions of the Investment Company Act of 1940. Because registration as an investment company would significantly affect our ability to engage in certain transactions or be structured in the manner we currently are, we intend to conduct our business so that we will continue to satisfy the requirements to avoid regulation as an investment company. If we do not meet these requirements, we could be forced to alter our investment portfolio and strategies by selling or otherwise disposing of a substantial portion of the assets that do not satisfy the applicable requirements or by acquiring a significant position in assets that are qualifying interests. Any such investments may not represent an optimum use of capital when compared to the available investments we and our subsidiaries target pursuant to our investment strategy and present additional risks to us. We continue to analyze our investments and may make certain investments when and if required for compliance purposes. Altering our portfolio and investing strategies in this manner may have an adverse effect on our investments if we are forced to dispose of acquired assets in an unfavorable market.

If it were established that we were an unregistered investment company, there would be a risk that we would be subject to monetary penalties and injunctive relief in an action brought by the Securities Exchange Commission, that we would be unable to enforce contracts with third parties, that third parties could seek to obtain rescission of transactions undertaken during the period it was established that we were an unregistered investment company. In order to comply with provisions that allow us to avoid the consequences of registration under the Investment Company Act, we may need to forego otherwise attractive opportunities and limit the manner in which we conduct our operations. Therefore, compliance with the requirements of the Investment Company Act may hinder our ability to operate solely on the basis of maximizing profits.

Rapid changes in the values of our other real estate-related investments may make it more difficult for us to maintain our exclusion from regulation under the Investment Company Act.

If the market value or income potential of real estate-related investments declines, we may need to alter the mix of our portfolio of assets in order to maintain our exclusion from the Investment Company Act regulations. If the decline in real estate asset values and/or income occurs quickly, this may be especially difficult to accomplish. This difficulty may be exacerbated by the illiquid nature of any non-qualifying assets that we may own. We may have to make investment decisions that we otherwise would not make absent the Investment Company Act considerations.

Our business depends heavily on our officers and directors.

Our future ability to execute our business plan depends upon the continued service of our Chairman, CEO, Co-CAO and Co-CFO, Jim Byrd, our President, Director, Co-CAO and Co-CFO, Paul Carrazzone and our Director and CMO Shane Hackett. If we lost the services of one or more of our key personnel, or if one or more of our executive officers or employees joined a competitor or otherwise competed with us, our business may be adversely affected. We cannot assure that we will be able to retain or replace our key personnel.

If we are unable to retain the members of our management team or attract and retain qualified management team members in the future, our business and growth could suffer.

Our success and future growth depend, to a significant degree, on the continued contributions of the members of our management team. Each member of our management team is an at-will employee and may voluntarily terminate his or her employment with us at any time with minimal notice. We also may need to hire additional management team members to adequately manage our growing business. We may not be able to retain or identify and attract additional qualified management team members. Qualified individuals are in high demand, and we may incur significant costs to attract and retain them. If we lose the services of any member of our management team or if we are unable to attract and retain additional qualified senior management team members, our business and growth could suffer.

Our operating results may continue to be adversely affected as a result of unfavorable market, economic, social and political conditions.

An unstable global economic, social and political environment may have a negative impact on demand for our services, our business and our operations, including the U.S. economic environment. The economic, social and political environment has or may negatively impact, among other things:

●	current and future demand for our services;

●	price competition for our products and services;

Our results of operations may be negatively impacted by the coronavirus outbreak.

In December 2019, the novel coronavirus surfaced in Wuhan, China. The World Health Organization declared a global emergency on January 30, 2020, with respect to the outbreak and several countries, including the United States, Japan and Australia have initiated travel restrictions to and from China, Korea and Europe. The impacts of the outbreak are unknown and rapidly evolving. On March 11, 2020, the World Health Organization declared this to be a pandemic.

A widespread health crisis could adversely affect the global economy, resulting in an economic downturn that could impact demand for our services.

To date, the pandemic has had a limited material adverse impact on our operations. However, the future impact of the pandemic is highly uncertain and cannot be predicted and there is no assurance that the pandemic will not have a material adverse impact on the future results of the Company. The extent of the impact, if any, will depend on future developments, including actions taken to contain the coronavirus.

There are trends and uncertainties surrounding the COVID-19 pandemic that may negatively impact our business.

We are subject to risks and uncertainties as a result of the COVID-19 pandemic. The extent of the impact of the COVID-19 pandemic on our business is highly uncertain and difficult to predict, as the responses that we, other businesses and governments are taking continue to evolve. Furthermore, capital markets and economies worldwide have also been negatively impacted by the COVID-19 pandemic, and it is possible that it could cause a local and/or global economic recession. Policymakers around the globe have responded with fiscal policy actions to support the economy as a whole. The magnitude and overall effectiveness of these actions remain uncertain.

The severity of the impact of the COVID-19 pandemic on our business will depend on a number of factors, including, but not limited to, the duration and severity of the pandemic and the extent and severity of the impact on the Company’s service providers, all of which are uncertain and cannot be predicted. As of the date of this filing, the extent to which the COVID-19 pandemic may in the future materially impact our financial condition, liquidity or results of operations is uncertain.

We currently do not have a chief financial officer, and failure to maintain effective systems of internal and disclosure controls could have a material adverse effect on the Company’s results of operation and financial condition.

Effective internal and disclosure controls are necessary for the Company to provide reliable financial reports and effectively prevent fraud, and to operate successfully as a public company. If the Company cannot provide reliable financial reports or prevent fraud, its reputation and operating results would be harmed. As part of the Company’s ongoing monitoring of internal controls, it may discover material weaknesses or significant deficiencies in its internal controls that require remediation. A “material weakness” is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of a company’s annual or interim financial statements will not be prevented or detected on a timely basis.

The Company continually works on improving its internal controls. However, due to the Company’s current size and number of personnel, it is difficult to have proper internal controls. The Company cannot be certain that these measures will ensure that it implements and maintains adequate controls over its financial processes and reporting. Any failure to maintain effective controls or to timely implement any necessary improvements of the Company’s internal and disclosure controls could, among other things, result in losses from fraud or error, harm the Company’s reputation, or cause investors to lose confidence in the Company’s reported financial information, all of which could have a material adverse effect on the Company’s results of operations and financial condition.

RISKS RELATED TO REAL ESTATE AND OTHER BUSINESS LOANS AND PROPERTY OWNERSHIP

Real estate valuation is inherently subjective and uncertain.

We are heavily involved in the real estate development and ownership industry. The valuation of real estate and therefore the valuation of any collateral underlying our loans is inherently subjective due to, among other factors, the individual nature of each property, its location, the expected future rental revenues from that particular property and the valuation methodology adopted. In addition, where we invest in loans for renovation or improvement projects, initial valuations will assume completion of the project. As a result, the valuation of the real estate assets against which we will make or acquire loans are subject to a large degree of uncertainty and are made on the basis of assumptions and methodologies that may not prove to be accurate, particularly in periods of volatility, low transaction flow or restricted debt availability in the commercial or residential real estate markets. This is true regardless of whether we internally perform such valuation or hire a third party to do so.

Our loans and investments may be concentrated in terms of geography, asset types, and teams.

We are not required to observe specific diversification criteria. Therefore, our investments may be concentrated in certain property types that may be subject to higher risk of default or foreclosure or secured by properties concentrated in a limited number of geographic locations.

To the extent that our assets are concentrated in any one region or type of asset, downturns generally relating to such type of asset or region may result in defaults on a number of our investments within a short time period, which could adversely affect our results of operations and financial condition. In addition, because of asset concentrations, even modest changes in the value of the underlying real estate assets could have a significant impact on the value of our investments. As a result of any high levels of concentration, any adverse economic, political or other conditions that disproportionately affects those geographic areas or asset classes could have a magnified adverse effect on our results of operations and financial condition, and the value of our stockholders’ investments could be more volatile than if we invested in a more diverse portfolio of loans.

Insurance on loans and real estate collateral may not cover all losses.

There are certain types of losses, generally of a catastrophic nature, such as earthquakes, floods, hurricanes, terrorism or acts of war, which may be uninsurable or not economically insurable. Inflation, changes in building codes and ordinances, environmental considerations and other factors also might result in insurance proceeds insufficient to repair or replace a property if it is damaged or destroyed. Under these circumstances, the insurance proceeds received with respect to a property relating to one of our investments might not be adequate to restore our economic position with respect to our investment. Any uninsured loss could result in the corresponding nonperformance of or loss on our investment related to such property.

The impact of any future terrorist attacks and the availability of affordable terrorism insurance expose us to certain risks.

Terrorist attacks, the anticipation of any such attacks, and the consequences of any military or other response by the U.S. and its allies may have an adverse impact on the U.S. financial markets and the economy in general. We cannot predict the severity of the effect that any such future events would have on the U.S. financial markets, the economy or our business. Any future terrorist attacks could adversely affect the credit quality of some of our loans and investments. Some of our loans and investments will be more susceptible to such adverse effects than others, particularly those secured by properties in major cities or properties that are prominent landmarks or public attractions. We may suffer losses as a result of the adverse impact of any future terrorist attacks and these losses may adversely impact our results of operations.

In addition, the enactment of the Terrorism Risk Insurance Act of 2002, or TRIA, and the subsequent enactment of the Terrorism Risk Insurance Program Reauthorization Act of 2015, which extended TRIA through the end of 2020, requires insurers to make terrorism insurance available under their property and casualty insurance policies and provides federal compensation to insurers for insured losses. However, this legislation does not regulate the pricing of such insurance and there is no assurance that this legislation will be extended beyond 2020. The absence of affordable insurance coverage may adversely affect the general real estate lending market, lending volume and the market’s overall liquidity and may reduce the number of suitable investment opportunities available to us and the pace at which we are able to make investments. If the properties that we invest in are unable to obtain affordable insurance coverage, the value of those investments could decline and in the event of an uninsured loss, we could lose all or a portion of our investment.

We may need to foreclose on certain of the loans we originate or acquire, which could result in losses that harm our results of operations and financial condition.

We may find it necessary or desirable to foreclose on certain of the loans we originate or acquire, and the foreclosure process may be lengthy and expensive. If we foreclose on an asset, we may take title to the property securing that asset, and if we do not or cannot sell the property, we would then come to own and operate it as “real estate owned.” Owning and operating real property involves risks that are different (and in many ways more significant) than the risks faced in owning an asset secured by that property. In addition, we may end up owning a property that we would not otherwise have decided to acquire directly at the price of our original investment or at all, and the liquidation proceeds upon sale of the underlying real estate may not be sufficient to recover our cost basis in the loan, resulting in a loss to us.

Whether or not we have participated in the negotiation of the terms of any such loans, we cannot assure you as to the adequacy of the protection of the terms of the applicable loan, including the validity or enforceability of the loan and the maintenance of the anticipated priority and perfection of the applicable security interests. Furthermore, claims may be asserted by lenders or borrowers that might interfere with enforcement of our rights. Borrowers may resist foreclosure actions by asserting numerous claims, counterclaims and defenses against us, including, without limitation, lender liability claims and defenses, even when the assertions may have no basis in fact, in an effort to prolong the foreclosure action and seek to force the lender into a modification of the loan or a favorable buy-out of the borrower’s position in the loan. In some states, foreclosure actions can take several years or more to litigate. At any time prior to or during the foreclosure proceedings, the borrower may file for bankruptcy, which would have the effect of staying the foreclosure actions and further delaying the foreclosure process and could potentially result in a reduction or discharge of a borrower’s debt. Foreclosure may create a negative public perception of the related property, resulting in a diminution of its value. Even if we are successful in foreclosing on a loan, the liquidation proceeds upon sale of the underlying real estate may not be sufficient to recover our cost basis in the loan, resulting in a loss to us. Furthermore, any costs or delays involved in the foreclosure of the loan or a liquidation of the underlying property will further reduce the net sale proceeds and, therefore, increase any such losses to us.

The properties underlying our loans and investments may be subject to unknown liabilities, including environmental liabilities, that could affect the value of these properties and as a result, our investment value.

Collateral properties underlying our investments may be subject to unknown or unquantifiable liabilities that may adversely affect the value of our investments. Such defects or deficiencies may include title defects, title disputes, liens, servitudes or other encumbrances on the mortgaged properties. The discovery of such unknown defects, deficiencies and liabilities could affect the ability of our borrowers to make payments to us or could affect our ability to foreclose and sell the underlying properties, which could adversely affect our results of operations and financial condition.

Furthermore, to the extent we foreclose on properties with respect to which we have extended loans, we may be subject to environmental liabilities arising from such foreclosed properties. Under various U.S. federal, state and local laws, an owner or operator of real property may become liable for the costs of removal of certain hazardous substances released on its property. These laws often impose liability without regard to whether the owner or operator knew of, or was responsible for, the release of such hazardous substances.

If we foreclose on any properties underlying our investments, the presence of hazardous substances on a property may adversely affect our ability to sell the property and we may incur substantial remediation costs, therefore the discovery of material environmental liabilities attached to such properties could adversely affect our results of operations and financial condition and the value of our investment.

We may be subject to lender liability claims, and if we are held liable under such claims, we could be subject to losses.

In recent years, a number of judicial decisions have upheld the right of borrowers to sue lending institutions on the basis of various evolving legal theories, collectively termed “lender liability.” Generally, lender liability is founded on the premise that a lender has either violated a duty, whether implied or contractual, of good faith and fair dealing owed to the borrower or has assumed a degree of control over the borrower resulting in the creation of a fiduciary duty owed to the borrower or its other creditors or stockholders. We cannot assure prospective investors that such claims will not arise or that we will not be subject to significant liability if a claim of this type did arise.

Investments in non-conforming and non-investment grade rated loans involve increased risk of loss.

Many of our loans and investments may not conform to conventional loan standards applied by traditional lenders and either will not be rated (as is typically the case for private loans) or will be rated as non-investment grade by the rating agencies. Private loans often are not rated by credit rating agencies. Non-investment grade ratings typically result from the overall leverage of the loans, the lack of a strong operating history for the properties underlying the loans, the borrowers’ credit history, the underlying properties’ cash flow or other factors. As a result, these investments should be expected to have a higher risk of default and loss than investment-grade rated assets. Any loss we incur may be significant and may adversely affect our results of operations and financial condition. There are no limits on the percentage of unrated or non-investment grade rated assets we may hold in our investment portfolio.

OTHER RISKS RELATED TO OUR LOANS

We rely on appraisals to determine the fair market value (FMV) of the underlying property securing our loans on an “as improved basis.”. These appraisals may be inaccurate or not reflect subsequent events affecting the FMV which could increase our risk of loss.

In many cases, prior to initiating a mortgage, the Company will perform or require an appraisal of the subject property securing the mortgage on an “as improved basis” to account for the anticipated increase in value from the borrower’s proposed improvement program (or if no such program is contemplated, then on an “existing as-built basis”). Any real estate appraisal is, at best, a reasoned guess as to the market value of the subject real property as of the date of the appraisal and/or as of the date of the anticipated improvements. There is always a risk that scheduled improvements will not be completed, or that if cost overruns occur that completion will be at a greater cost and possibly subject to lien rights in favor of the persons performing such services, which could be superior to the Company’s mortgage rights. Property values fluctuate based upon a variety of economic factors and market conditions. Accordingly, the Company will operate absent any assurance that the estimated values shown within the appraisals upon which it is relying are accurate, or that they will remain accurate over the term of the mortgage. The Company may, in certain circumstances, elect to forego the conducting of an appraisal which may provide less comfort than if an appraisal is in place.

We rely on third party appraisals to determine loan-to-value ratios. These appraisals may be inaccurate which could increase our risk of loss.

The Company has a guideline to not advance in excess of 60% of the current value of the collateral, which is typically determined by third party appraisal, but may, at times, be determined by our own internal market and property analysis. The term “current value”, in this context, often times means value “as improved” (through the deployment of our capital by the developer). While this is a guideline, it is not a hard and fast rule and the Company may elect to make advances in excess of this amount in its sole discretion based upon the facts and circumstances related to a proposed loan. As a general rule, the greater the amount of monies advanced relative to the underlying value of a property, the greater the risk of loss should there be a need to liquidate the asset to satisfy the obligation. In addition, as this guideline is based upon projected “as improved” value, the actual underlying value of a collateral at the time of closing of a loan may be less than 60% of the loan, and the enhancement of value is at risk based upon the ability of the owner of the property to rehabilitate or construct the property on budget, on time and in accordance with the plans and specifications of the improvement. This increases the risk of loss if the improvement is not affected in a timely manner, within budget and to specifications.

There is no guarantee that the Company will recover the full amount owed to the Company on each and every mortgage (including accrued interest, late charges, etc.). In the event of a default, even though the Company may have received an accurate appraisal of the subject real property as of the date of the Company’s initiation of the subject mortgage, events subsequent to the date of the appraisal could have an adverse effect on the value of the subject real property (examples would include a general downward fluctuation in local property values, neighborhood degradation, highway relocations, the borrower’s failure to properly or adequately maintain the subject real property, and damage due to uninsured disasters and losses). In the case that the Company is unable to recover the full amount owed by the borrower, Investor capital and return could be materially affected.

Interest-only indebtedness may increase our risk of default and ultimately may reduce our funds available for distribution to our stockholders.

We may finance our property acquisitions using interest-only mortgage indebtedness. During the interest-only period, the amount of each scheduled payment will be less than that of a traditional amortizing mortgage loan. Most, if not all, of the mortgages the Company initiates will contain provisions that require the borrower to pay a “balloon” payment on a certain date. A balloon payment is a scheduled loan installment that more commonly represents the full amount of the outstanding debt owed at that time. In the event a borrower misses a balloon payment, is unable to procure a refinance and is additionally unable to sell the property in a timely fashion, the Company must either extend the term of the mortgage or foreclose on the property. Given the current limited availability of financing in the market, typical sources of commercial financing are not as readily available as they were prior to 2008. Accordingly, borrowers may not be able to sell or refinance properties which may prolong the commitment of the Company to a mortgage and ultimately jeopardize the Investors’ capital and/or returns. In addition, as certain of the properties may not be leased (for example, development properties or residences that are vacant during the improvement period), the Company may be forced to continue to financing holding costs until the properties can be disposed.

The Company may be prohibited by bankruptcy proceedings from promptly foreclosing on collateral that is the subject of a loan in default.

In the event a petition under the Bankruptcy Code is filed by or against a borrower who is indebted to the Company, the Company will be prohibited from taking any action to collect or foreclose on its collateral until authorized to do so by the applicable bankruptcy court. Even though, as secured creditors, the Company will be entitled to seek, and may be awarded, relief from such a stay, there can be no assurances that such a relief will be obtained or that there will not be a substantial delay in obtaining relief from the automatic stay. In any event, the inability of the Company to foreclose promptly upon collateral held by the Company may have a material adverse effect on the Company, more specifically, on the value of our stock and any investment made hereunder.

Our Second Mortgage Loans expose us to additional risk.

Although the Company anticipates that most of its loans will be first mortgage loans, it is authorized to make second mortgage loans as well based upon circumstances the Company deems appropriate, and second mortgage loan advances may exceed the amount advanced and secured by first mortgage loans. There is much greater risk to second mortgage loans than first mortgage loans, inasmuch as if there is a default under the first mortgage loan, should the senior lender initiate foreclosure proceedings, in order to avoid loss of its secured loan position, the second mortgage lender may be forced to pay off the first mortgage loan in full to secure its position. The value of the property may be less than the first mortgage loan (as may be evidenced by circumstances triggering the default on the senior mortgage), which could result in loss not only of the equity of the Company in a second mortgage loan, but also possible loss of any monies it may pay to pay off the first mortgage loan. Even in the event that there is sufficient equity in a property that exceeds the first mortgage loan, the Company may lack the cash necessary to preserve its equity in its second mortgage position, or there may be insufficient liquidity generally in the marketplace to permit a sale of the property in a manner which would enable the Company to recoup its investment in a second mortgage loan.

Delays in effecting development and improvement of properties could adversely impact investor returns.

The business plan of the Company assumes rapid deployment by borrowers of available funds following acceptance from subscribers as well as following sale of properties (through reinvestment in new loans secured by properties). Failure to timely locate suitable loans for investment or delays in closing on such opportunities will adversely impact operations of the Company. In addition, the cycle from acquisition through disposition is contingent in large part upon rapid refurbishment or improvements of the properties to sale ready condition by borrowers. Delays in refurbishment or improvements timing due to unavailability of contractors and/or scope of refurbishment being greater than budgeted, could adversely impact velocity of sale of properties and returns to the Company.

Investment in properties may be adversely affected by legislative, regulatory, administrative and enforcement actions at the local, state and national levels.

The borrowers’ cost of operation of real estate investments may be adversely affected by legislative, regulatory, administrative and enforcement action at the local, state and national levels in the areas, among others, of housing and environmental controls. In addition to possible increasingly restrictive zoning regulations and related land use controls, such restrictions may relate to air and water quality standards, noise pollution, and indirect environmental impacts, such as increased motor vehicle activity. There can be no assurances that the prior or subsequent use of the properties will not create environmental problems. Various federal, state and local laws impose liability for releases of hazardous substances into the environment. Examples of hazardous substances include asbestos, solvents, petroleum, polychlorinated biphenyls (PCBs) and pesticides. Releases may occur due to leaks, spills, emissions, escapes and groundwater injection. Liability under the various environmental laws generally is strict, joint and several between all persons responsible for any part of a release, including the property owner, who could be held responsible for a hazardous substance even after it is removed from his property. Under such environmental laws, current or former owners of real estate which can include the Company, should it foreclose on any properties, as well as certain other categories of parties, may also be required to investigate and clean up hazardous or toxic substances and may be held liable to a governmental entity or to third-parties for property damage and for investigation and clean-up costs incurred by such parties in connection with the contamination. Accordingly, the borrowers (or the Company should it acquire fee title to a property) could incur liability under the various environmental laws if a release has occurred or were to occur on properties and such liability could be significant. In addition, a release of hazardous substances at any of the properties could adversely affect its value and marketability. There can be no assurance that the borrowers (or the Company should it acquire fee title to a property) will have the funds necessary to effect any required environmental remediation or to pay any liability related to a violation of any environmental laws, both of which could have a material adverse effect on the financial condition of the Company. Environmental regulations may also have an adverse impact on the availability and price of certain raw materials, such as lumber.

Delays in obtaining necessary permits or favorable building code inspections may delay development or improvement and impact the properties and the mortgages.

Delays in obtaining, or the inability to obtain, permits or favorable building code inspections necessary under applicable federal, state, or local laws may delay the purchase, improvement, or resales of properties or prevent their purchase, acquisition or disposition, thereby affecting proceeds to be received by the Company on the mortgages.

Construction and improvement loans are inherently riskier than loans on existing structures and land.

Invariably, construction and improvement budgets are either unrealistic or unforeseen variables arise prolonging the development and increasing the costs. While funding may implement procedures to manage construction funding loans, there can be no certainty that the Company will not suffer losses on construction loans. In addition, if a builder fails to complete a project, the Company may use its contacts and expertise to complete the project, which will likely result in a substantial increase in costs in excess of the original budget and delays in completion of project. In the event the Company suffers substantial borrower defaults, or is unable to obtain new funds from investors, the Company may be unable to fund a performing construction loan. In this case, a borrower may have a claim against the Company for breach of loan agreement.

Given our loans are secured by real property, we are subject to risks under environmental laws, which may adversely affect us.

The real property securing mortgages initiated by the Company may be subject to the Federal Comprehensive Environmental Response, Compensation and Liability Act (“CERCLA”), or other federal, state or local regulations pertaining to the management and disposal of hazardous substances. Pursuant to these regulations, a contamination can give rise to a lien against the subject real property for the purposes of assuring payment of the cost of clean-up. In some states, such liens have priority over existing mortgages. Consequently, in the event the Company initiates a mortgage secured by a contaminated property, or in the event the borrower contaminates the property, this could indirectly result in liability to the Company for the cost of the clean-up. The Company will be relying upon contractual representations from the borrower as to environmental conditions, but is not expected to have independent environmental assessments made on the properties, which could result in risk to the Company to the effect such representations prove inaccurate and/or the borrower is unable to cost effectively remediate the applicable environmental condition.

The geographic concentration of the Company’s investments secured by real property in the State of Florida may be adversely impacted by fluctuations in local markets.

The Company expects to concentrate its investments in mortgages secured by real property situated in Florida and the southeast. Real estate markets and values in these states may be subject to risks uniquely characteristic of each local economy. Consequently, dramatic recessionary influences affecting these local economies could adversely affect borrower incomes and/or real property values, potentially encumbering the Company’s ability to collect on the mortgages it owns in that area. Furthermore, a widespread natural disaster (such as an earthquake, flood, or volcanic eruption) could simultaneously damage the real properties securing the various mortgages the Company owns in that area, potentially encumbering the Company’s ability to collect on its mortgages.

Given the Company’s borrowers do not typically qualify for conventional bank financing, we have an increased risk of borrower default.

Borrowers and purchasers who are obligated under the types of mortgages the Company initiates are sometimes persons who do not qualify for conventional bank financing or who would generally be regarded to be higher risk borrowers. Consequently, conventional mortgage banking philosophy dictates that these borrowers are more likely to default on the repayment of their obligations. In the current economic and lending market, if a borrower defaults it will likely take longer for the Company to find a buyer of a foreclosed property due to the decline in the number of lenders willing to make real estate loans and the increased eligibility standards for borrowers. This in turn would have an impact on our shareholders.

Further, the Company has less stringent underwriting standards as compared to those of the Federal National Mortgage Association (“FNMA”) or the Federal Home Loan Mortgage Corporation (“FHLMC”) with respect to newly originated single-family loans and those of institutional lenders with respect to newly originated commercial mortgage loans. Therefore, necessarily the risk of default on loans made by the Company could be meaningfully higher than those acceptable per FNMA and FHLMC underwriting standards.

We may not have suitable insurance and casualty loss policies to cover all potential losses which could materially impact our business.

It is the policy of the Company to require fire and/or casualty insurance on property improvements and refurbishments that would be sufficient, together with the value of the underlying land, to pay off all obligations, including the subject mortgage. There are certain disasters, however, for which no insurance is available or for which insurance may be deemed to be too expensive (examples would include flood and earthquake insurance). Furthermore, the Company has no control over the borrower’s actions or the state of the property that might reduce available coverage, call for economically prohibitive premiums, or otherwise render the subject real property uninsurable. In addition, should insurance coverage lapse due to premiums not paid by the borrower, or should a policy be cancelled for other reasons, the Company may not be protected unless substitute or new insurance is in force. In this event, the Company may be required to pay the premiums to maintain such insurance. This could in turn have a negative impact on results of operations.

We may be liable for unpaid property taxes, which could materially impact our business.

Mortgages secured by real property are subject and subordinate to liens for unpaid real property taxes and, in some cases, to levies from local improvement districts (examples would include assessments for local road improvements or for the construction of local sewer facilities). Consequently, the Company may be liable for unpaid property taxes and governmental assessments in the event of a default. This in turn could have a negative impact on Investor returns.

RISK RELATED TO THE SECURITIES MARKETS AND OWNERSHIP OF OUR CLASS A COMMON STOCK

Our common stock may be volatile or may decline regardless of our operating performance, and you may not be able to resell your shares at or above the initial public offering price.

After this offering, the market price for our common stock is likely to be volatile, in part because our shares have not been traded publicly. In addition, the market price of our common stock may fluctuate significantly in response to several factors, most of which we cannot control, including:

●	quarterly variations in our operating results compared to market expectations;

●	adverse publicity about us, the industries we participate in or individual scandals;

●	announcements of new offerings or significant price reductions by us or our competitors;

●	stock price performance of our competitors;

●	fluctuations in stock market prices and volumes;

●	changes in senior management or key personnel;

●	changes in financial estimates by securities analysts;

●	the market’s reaction to our reduced disclosure as a result of being an “emerging growth company” under the JOBS Act;

●	negative earnings or other announcements by us or our competitors;

●	defaults on indebtedness, incurrence of additional indebtedness, or issuances of additional capital stock global economic, legal and regulatory factors unrelated to our performance; and

●	the other factors listed in this “Risk Factors” section.

The public offering price of our common stock has been determined by us based upon many factors and may not be indicative of prices that will prevail following the closing of this offering. Volatility in the market price of our common stock may prevent investors from being able to sell their shares at or above the initial public offering price. As a result, you may suffer a loss on your investment.

There has been no prior public market for our common stock and an active trading market may not develop.

Prior to this offering, there has been no public market for our common stock. An active trading market may not develop following completion of this offering or, if developed, may not be sustained. It is our intent to list our shares for trading on the OTCQX. The OTC exchange is not a national exchange and as such has greater inherent risks associated with share ownership, including, without limitation, a less liquid market, greater market spreads and less following of OTC shares by analysts. The lack of an active public market may impair the value of your shares and your ability to sell your shares at the time you wish to sell them, or potentially cause the loss of some or all of your investment. An inactive market may also impair our ability to raise capital by selling shares and may impair our ability to acquire other companies, products or technologies by using our shares as consideration.

Future sales of our common stock may depress our stock price.

Our current shareholders hold a substantial number of shares of our common stock. All current shareholders either purchased their shares in a prior offering exempt from registration and received freely tradable shares or purchased their shares in an exempt private transaction and have held their shares for more than 2 years, making the shares eligible to be sold in the public market, subject to applicable rules and limitations. If a significant number of these shareholders elect to sell their shares prior to a robust public market being available for our shares, the share price could substantially decline. Additionally, there can be no assurance that a robust public market will ever develop for our shares and therefore it is possible that sales of shares by current shareholders could cause our share price to substantially decline. Further, a significant portion of these shares are held by a small number of shareholders. Sales of a significant number of shares by any one, or a small group of our current shareholders after this offering, could significantly reduce the market price of our common stock and your investment.

We may become involved in securities class action litigation that could divert management’s attention and harm our business.

The stock market has experienced extreme price volatility and volume fluctuations that have often been unrelated or disproportionate to the operating performance of public companies. These broad market and industry factors may materially harm the market price of our common stock, regardless of our operating performance. In the past, following periods of volatility in the market price of a particular company’s securities, securities class action litigation has often been brought against that company. We may become involved in this type of litigation in the future. Litigation often is expensive and diverts management’s attention and resources, which could materially harm our financial condition and results of operations.

If securities or industry analysts do not publish research or publish inaccurate or unfavorable research reports about our business, our stock price and trading volume could decline.

The trading market for our common stock depends in part on the research and reports that securities or industry analysts publish about us or our business, our market and our competitors. If no or few securities or industry analysts cover our Company, the trading price for our common stock would be negatively impacted. If one or more of the analysts who covers us downgrades our common stock or publishes incorrect or unfavorable research about our business, our stock price would likely decline. If one or more of these analysts ceases coverage of our Company or fails to publish reports on us regularly, demand for our common stock could decrease, which could cause our stock price or trading volume to decline.

RISKS RELATED TO THIS OFFERING

The Company’s management has broad discretion in how the Company use the net proceeds of an offering.

The Company’s management will have considerable discretion over the use of proceeds from this offering. You may not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately.

We do not anticipate paying any cash dividends on our common stock in the foreseeable future and, as such, capital appreciation, if any, of our common stock will be your sole source of gain for the foreseeable future.

We have never declared or paid cash dividends on our common stock. We do not anticipate paying any cash dividends on our common stock in the foreseeable future. We currently intend to retain all available funds and any future earnings to fund the development and growth of our business. In addition, any future borrowing arrangements we enter into may contain terms prohibiting or limiting the amount of dividends that may be declared or paid on our common stock. As a result, capital appreciation, if any, of our common stock will be your sole source of gain for the foreseeable future.

You will experience immediate and substantial dilution as a result of this offering and may experience additional dilution in the future.

If you purchase shares of common stock in this offering, the value of your shares based on our actual book value will immediately be less than the price you paid. This reduction in the value of your equity is known as dilution. This dilution occurs in large part because our existing shareholders paid substantially less than the initial public offering price when they acquired their shares of common stock. Based upon the issuance and sale of $5,000,000 of common stock by us in this offering at an assumed initial public offering price of $TBD, you will incur immediate dilution of  $1.43 in the net tangible book value per share of common stock.

We are an “emerging growth company” and we cannot be certain if the reduced disclosure requirements applicable to emerging growth companies will make our securities less attractive to investors.

We are an “emerging growth company,” as defined in the JOBS Act. We will remain an “emerging growth company” for up to five years. We may take advantage of these provisions until the earlier of (i) the last day of our fiscal year following the fifth anniversary of the closing of this offering (ii) the last day of the fiscal year (a) in which we have total annual gross revenue of at least $1.07 billion or (b) in which we are deemed to be a large accelerated filer, which means the market value of our equity securities that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter, and (iii) the date on which we have issued more than $1.0 billion of non-convertible debt in any three-year period. These exemptions include not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements and being exempt from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. Additionally, as an emerging growth company, we have elected to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies. As such, our financial statements may not be comparable to companies that comply with public company effective dates. We cannot predict if investors will find our shares less attractive because we may rely on these provisions. If some investors find our shares less attractive as a result, there may be a less active trading market for our shares and our share price may be more volatile.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This Offering Circular contains forward-looking statements, which reflect our current expectations and projections about future events and financial trends that we believe may affect our business, financial condition and results of operations. These forward-looking statements speak only as of the date of this Offering Circular and are subject to a number of risks, uncertainties and assumptions described under the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

These statements are not guarantees of future performance and involve risks and uncertainties that are difficult to predict or are beyond our control. A number of important factors could cause actual outcomes and results to differ materially from those expressed in these forward-looking statements. Consequently, readers should not place undue reliance on such forward-looking statements. In addition, these forward-looking statements relate to the date on which they are made.

The forward-looking statements reflect our current expectations and are based on information currently available to us and on assumptions we believe to be reasonable. Forward-looking information is subject to known and unknown risks, uncertainties and other factors that may cause our actual results, activities, performance or achievements to be materially different from that expressed or implied by such forward-looking statements. These forward-looking statements include, but are not limited to:

●	our business’ strategies and investment policies;

●	our business’ financing plans and the availability of capital;

●	potential growth opportunities available to our business;

●	the risks associated with potential acquisitions by us;

●	the recruitment and retention of our officers and employees;

●	our expected levels of compensation;

●	the effects of competition on our business; and

●	the impact of future legislation and regulatory changes on our business.

Although we have attempted to identify important factors that could cause actual actions, events or results to differ materially from those described in forward-looking information, there may be other factors that cause actions, events or results to differ from those anticipated, estimated or intended. The forward-looking information contained herein is made as of the date of this Offering Circular and, other than as required by law, we do not assume any obligation to update any forward-looking information, whether as a result of new information, future events or results or otherwise.

You should also read the matters described in “Risk Factors” and the other cautionary statements made in this Offering Circular as being applicable to all related forward-looking statements wherever they appear in this Offering Circular. The forward-looking statements in this Offering Circular may not prove to be accurate and therefore you are encouraged not to place undue reliance on forward-looking statements. You should read this Offering Circular completely.

USE OF PROCEEDS

We estimate that the net proceeds from the sale of the shares of common stock that we are selling in this offering will be approximately $4,985,000, after deducting our estimated offering expenses.

We expect to use the net proceeds for making new business loans, sales and marketing expenses, hiring of new personnel and for expenses associated with being a publicly traded company.  As of the date of this Offering Circular, we cannot specify with certainty all of the particular uses for the net proceeds to be received upon the completion of this offering. The amounts and timing of our actual expenditures will depend on numerous factors, including the timing of the receipt of proceeds from this offering, status of our product development efforts, sales and marketing activities, technological advances, amount of cash generated or used by our operations and competition. Accordingly, our management will have broad discretion in the application of the net proceeds and investors will be relying on the judgment of our management regarding the application of the proceeds of this offering.

DIVIDEND POLICY

We have never paid any cash dividends on our capital stock and do not anticipate paying any cash dividends on our common stock in the foreseeable future. We intend to retain future earnings to fund ongoing operations and future capital requirements. Any future determination to pay cash dividends will be at the discretion of our board of directors and will be dependent upon our financial condition, results of operations, capital requirements and such other factors as the board of directors deems relevant. We are required to pay dividends to the Preferred Holders (as defined below) as described elsewhere in this Offering Circular.

DILUTION

If you invest in our common stock in this offering, your ownership interest will be diluted to the extent of the difference between the offering price per share of our common stock and the as adjusted net tangible book value per share of our common stock immediately after the offering. Historical net tangible book value per share represents the amount of our total tangible assets less total liabilities, divided by the number of shares of our common stock outstanding.

The historical net book value (deficit) of our common stock as of June 30, 2020 was $(3,603,220) and $(.22) per share based upon shares of common stock outstanding on such date. Historical net book value (deficit) per share represents the amount of our total assets reduced by the amount of our total liabilities, intangible assets, deferred offering costs and the preferred stock of our subsidiary, divided by the total number of shares of common stock outstanding. After giving effect to the sale of the TBD shares offered in this offering at an assumed initial public offering price of $TBD per share after deducting estimated offering expenses, our as adjusted net book value as of June 30, 2020 would have been $1,381,780 or $.07 per share. This represents an immediate increase in net book value of $.29 per share to our existing shareholders, and an immediate dilution in net book value of $(TBD) per share to new investors. The following table illustrates this per share dilution:

+

Assumed initial public offering price per share	$

As adjusted net tangible book value, after this offering

Dilution per share to new investors in this offering	$	[ ]

The table below summarizes as of June 30, 2020, on the as adjusted basis described above, the number of shares of our common stock we issued and sold, the total consideration we received and the average price per share (1) paid to us by existing shareholders; (2) to be paid by new investors purchasing our common stock in this offering at the initial public offering price of TBD per share, before deducting estimated offering expenses payable by us; and (3) the average price per share paid by existing shareholders and by new investors who purchase shares of common stock in this offering.

	Shares Purchased		Total Consideration			Average Price Per
	Number	Percent	Amount		Percent	Share
Existing shareholders	16,395,437			$7,556,392	60.18%	$0.46
New investors				$5,000,000	%

Total (1)		100.0%	$		100.0%	$

(1)	The number of shares of common stock to be outstanding after this offering is based on shares of common stock issued and outstanding as of June 30, 2020, excludes the following:

●	2,503,067 shares of common stock issuable upon the exercise of stock options outstanding as of June 30, 2020, with a weighted-average exercise price of $1.25 per share.

CAPITALIZATION

The following table sets forth our cash and capitalization as of December 31, 2019 on:

●	an actual basis;

●	an as adjusted basis giving further effect to the assumed sale and issuance by us of TBD shares of common stock in this offering at the initial public offering price of $TBD per share, after deducting underwriter discounts and commissions and estimated offering expenses payable by us.

The information in this table is unaudited and is illustrative only and our capitalization following the completion of this offering will be adjusted based on the actual initial public offering price and other terms of this offering determined at pricing. You should read this table in conjunction with the information contained in “Use of Proceeds,” “Summary Financial Data” and “Management’s Discussion and Analysis of Financial Condition and Results of Operation,” as well as the financial statements and the notes included elsewhere in this Offering Circular.

	As of December 31, 2019
	Actual	As adjusted
Cash	$750,812	$5,735,812

Total Liabilities	$17,245,236	$17,245,236

Shareholders’ equity:

Common stock, no par value, 100,000,000 shares authorized and 16,413,548 issued and outstanding at December 31, 2019	$7,575,702	$12,560,702

Deferred stock compensation	(314,188)	(314,188)
Additional paid in capital	983,188	983,188
Deficit	(11,295,206)	(11,295,206)

Legion Capital Corporation equity	(3,050,504)	1,934,496

Non-controlling interest - preferred stock of subsidiary*	6,573,783	6,573,783

Total shareholders’ equity	$3,523,279	$8,508,279

●	Our subsidiary, LL Select, LLC, formerly Legion Select Holdings, (“LL Select”) has issued one certificate of preferred stock to Legion Select Venture Fund, LLC, (“LSVF”). The preferred stock issued to LSVF is senior to the common with respect to rights upon dissolution and liquidation of LL Select. The current face value of that preferred stock is $6,573,783. There is a preferred dividend in the amount of 12% per annum, plus the preferred holder receives 25% of any profit of LL Select after recoupment of management expenses of 2% by the Company. There are no related parties who own any interest in the preferred stock or LSVF.

The number of shares of common stock to be outstanding after this offering is based on 16,395,437 shares of common stock issued and outstanding as of June 30, 2020, excludes the following:

●	2,503,067 shares of common stock issuable upon the exercise of stock options outstanding as of June 30, 2020, with a weighted-average exercise price of $1.25 per share.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Statements in the following discussion and throughout this registration statement that are not historical in nature are “forward-looking statements.” You can identify forward-looking statements by the use of words such as “expect,” “anticipate,” “estimate,” “may,” “will,” “should,” “intend,” “believe,” and similar expressions. Although we believe the expectations reflected in these forward-looking statements are reasonable, such statements are inherently subject to risk and we can give no assurances that our expectations will prove to be correct. Actual results could differ from those described in this registration statement because of numerous factors, many of which are beyond our control. These factors include, without limitation, those described under “Risk Factors.” We undertake no obligation to update these forward-looking statements to reflect events or circumstances after the date of this registration statement or to reflect actual outcomes. Please see “Forward Looking Statements” at the beginning of this registration statement.

The following discussion of our financial condition and results of operations should be read in conjunction with our financial statements and the related notes thereto and other financial information appearing elsewhere in this registration statement. We undertake no obligation to update any forward-looking statements in the discussion of our financial condition and results of operations to reflect events or circumstances after the date of this registration statement or to reflect actual outcomes.

Overview

Legion Capital Corporation was originally incorporated as GreenSky Corporation on August 7, 2015 in Delaware and merged with Legion Capital Corporation (the “Company”), a Florida Corporation on January 15, 2016. The Company is a holding company with operating subsidiaries in the areas of commercial lending, real estate and real estate services, management and marketing. We provide secured lending to real estate developers and builders, business owners and entrepreneurs in select industries. Legion operates as a single segment business in multiple industries.

Trends and Uncertainties—COVID-19

We are subject to risks and uncertainties as a result of the COVID-19 pandemic. The extent of the impact of the COVID-19 pandemic on our business is highly uncertain and difficult to predict, as the responses that we, other businesses and governments are taking continue to evolve. Furthermore, capital markets and economies worldwide have also been negatively impacted by the COVID-19 pandemic, and it is possible that it could cause a local and/or global economic recession. Policymakers around the globe have responded with fiscal policy actions to support the economy as a whole. The magnitude and overall effectiveness of these actions remain uncertain.

The severity of the impact of the COVID-19 pandemic on our business will depend on a number of factors, including, but not limited to, the duration and severity of the pandemic and the extent and severity of the impact on the Company’s service providers, all of which are uncertain and cannot be predicted. As of the date of this filing, the extent to which the COVID-19 pandemic may in the future materially impact our financial condition, liquidity or results of operations is uncertain.

Emerging Growth Company

We are an emerging growth company as defined in the Jumpstart Our Business Startups Act of 2012, as amended, or the JOBS Act. We will remain an emerging growth company until the earlier of (1) the last day of the fiscal year following the fifth anniversary of the completion of this offering, (2) the last day of the fiscal year in which we have total annual gross revenue of at least $1.07 billion, as such amount is indexed for inflation every five years by the Securities and Exchange Commission to reflect the change in the Consumer Price Index for All Urban Consumers during its most recently completed fiscal year, (3) the last day of the fiscal year in which we are deemed to be a “large accelerated filer” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended, or the Exchange Act, which would occur if the market value of our common stock held by non-affiliates exceeded $700.0 million as of the last business day of the second fiscal quarter of such fiscal year or (4) the date on which we have issued more than $1.0 billion in non-convertible debt securities during the prior three-year period. An emerging growth company may take advantage of specified reduced reporting requirements and is relieved of certain other significant requirements that are otherwise generally applicable to public companies. As an emerging growth company,

●	we present only two years of audited financial statements, plus unaudited condensed financial statements for any interim period, and related management’s discussion and analysis of financial condition and results of operations in our initial registration statement;

●	we avail ourselves of the exemption from the requirement to obtain an attestation and report from our auditors on the assessment of our internal control over financial reporting pursuant to the Sarbanes-Oxley Act of 2002, or Sarbanes-Oxley;

●	we provide reduced disclosure about our executive compensation arrangements; and

●	we do not require shareholder non-binding advisory votes on executive compensation or golden parachute arrangements.

In addition, the JOBS Act provides that an emerging growth company can take advantage of an extended transition period for complying with new or revised accounting standards. This provision allows an emerging growth company to delay the adoption of some accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the benefits of this extended transition period. Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.

Results of Operations for the year ended December 31, 2019 and December 31, 2018

Gross revenue: For the year ended December 31, 2019, gross revenue was $2,130,926, compared to $3,792,134 for the year ended December 31, 2018, a decrease of $1,661,208. This decrease was primarily due to a streamlining of the Company’s business as well as a partial sale of our interest in Dorman – Willis Motors, Inc. business which has been shown as discontinued operations for the relative periods. We experienced revenue from the sale of certain equity holdings we owned in certain projects of $0 in 2019 compared to $1,796,076 in 2018.

The foregoing equity sales were isolated in the sense that the Company no longer typically seeks to acquire an equity stake in a company it funds as a commercial lender, rather we make revenue based on earning interest, origination and due diligence fees, service fees and participation fees related to commercial loan transactions.

General and administrative: The consolidated general and administrative expenses decreased by $415,685 to $2,962,819 for the year ended December 31, 2019 from $3,378,504 for the year ended December 31, 2018. The decrease is primarily due to the Company streamlining portions of the business operations to focus on our core and most profitable and potentially profitable businesses.

Bad Debt Expense: Bad debt expense decreased by $2,457,961 to $93,860 for the year ended December 31, 2019, from $2,551,821 for the year ended December 31, 2018.

Interest expense: The interest expense increased by $693,147 or 56% to $1,246,098 for the year ended December 31, 2019 from $552,951 for the year ended December 31, 2018. The increase is primarily due to the increase in the Company’s long-term debt.

Net loss: Net loss from continuing operations decreased by $763,515, or 25%, to $2,298,829 for the year ended December 31, 2019 from a net loss of $3,062,344 for the year ended December 31, 2018. The decrease in net loss is primarily due to our streamlined business focus and operations in 2019.

Net loss from continuing operations and discontinued operations decreased by $1,603,569, or 48%, to $1,692,913 for the year ended December 31, 2019 from $3,296,482 for the year ended December 31, 2018. The decrease in net loss is primarily due to our streamlined business focus and operations in 2019.

The following table summarizes our gross revenue, operating expenses, and net loss for the years ended December 31, 2019 and December 31, 2018.

The table below sets forth line items from the Company’s Audited consolidated Statements of Operations.

	December 31, 2019	December 31, 2018
Revenue
Management fees	$-	$19,626
Gain on sale of equity interest	-	1,796,076
Facility fees*	635,640	27,708
Due diligence fees	50,000	180,000
Interest income	1,012,498	1,166,164
Marketing fees	15,348	95,786
Origination fees	314,180	255,487
Other**	103,260	251,288
	2,130,926	3,792,134

Expenses:
Selling expenses	(126,978)	(426,297)
Bad debt expense	(93,860)	(2,551,821)
General and administrative Expense	(2,962,819)	(3,378,504)

Operating loss	(1,052,731)	(2,564,488)

Other expense:
Interest expense	(1,246,098)	(442,496)
Loss on sale of assets	-	(55,360)

Total other expense	(1,246,098)	(497,856)

(Loss) from continuing operations	(2,298,829)	(3,062,344)

Discontinued operations:
Operating loss	(166,622)	(234,138)
Gain on sale	772,538	-

Income (loss) from discontinued operations	605,916	(234,138)

Net loss	(1,692,913)	(3,296,482)

Less: Dividends on preferred membership units of subsidiary	(791,271)	(805,054)

Net Loss - common shareholders	$(2,484,184)	$(4,101,536)

*	The Company charges facility fees to borrowers as a part of originating, renewing or increasing a loan. The facility fees are typically a percentage of the entire contemplated loan amount agreed to between the Company and the borrower, even if the entire amount is never drawn down. Charging a facility fee is a typical part of our lending practice, particularly in cases where loans are meant to grow over time from an original funding amount to a larger funding amount. As the overall lending business grows, we believe the Company will continue to experience this revenue source. Our revenue includes these facility fees as these fees are deemed earned under the terms of our loan agreements.

**	The below table outlines the Other Revenue received by the Company for the fiscal year ended December 31, 2019 and December 31, 2018. These Other Revenues are a core part of our typical loan structure and we are likely to continue to experience these in the future.

	December 2019	December 2018
Services Income	$77,044	$63,162
Closing Fees	21,440	89,112
Miscellaneous Income	4,627	99,014
Other Income	149	-
Total	$103,260	$251,288

Liquidity and Capital Resources

As of December 31, 2019, we had cash of $750,812. During the year ended December 31, 2019, we used approximately $5,333,146 in cash for operating activities, utilized approximately $360,553 in cash from investing activities and were provided with approximately $6,152,508 through financing activities.

Results of Operations (Unaudited) for the Six Months Ended June 30, 2020 compared with Six Months Ended June 30, 2019

The following table summarizes our gross revenue, operating expenses, and net loss for the six months ended June 30, 2020 and June 30, 2019.

The table below sets forth line items from the Company’s unaudited consolidated Statements of Operations.

	For the Six Months Ended
	June 30, 2020	June 30, 2019
Revenue
Interest income	$701,786	$422,539
Participation fees	489,500	38,400
Origination fees	109,171	438,520
Other	11,760	96,515
	1,312,217	995,974

Expenses:
Selling expenses	(17,168)	(66,666)
Bad debt expense	(10,944)	-
General and administrative expenses	(795,478)	(1,467,038)
	(823,590)	(1,533,704)

Operating income (loss)	488,627	(537,730)

Other income (expense)
Interest expense	(672,606)	(592,530)

Net loss from continuing operations	(183,979)	(1,130,260)

Net loss from discontinued operations	-	(118,026)

Net loss	(183,979)	(1,248,286)

Less: Dividends on preferred membership units of subsidiary	(394,427)	(396,945)

Net Loss - common shareholders	$(578,406)	$(1,645,231)

Gross revenue: For the six-month period ended June 30, 2020, gross revenue was $1,312,217, compared to $995,974 for the six-month period ended June 30, 2019, an increase of $316,243. This increase was primarily due to increase in interest income and participation fees offset by decrease in origination fees to $701,786, $489,500 and $109,171, respectively, for the six months ended June 30, 2020 from $422,539, $38,400 and $438,520, respectively, for the six months ended June 30, 2019.

General and administrative: The consolidated general and administrative expenses decreased by $671,560 or 45% to $795,478 for the six months ended June 30, 2020 from $1,467,038 for the six months ended June 30, 2019. This decrease was largely due to decreases in payroll and third-party professional services costs to $339,000 and $131,000, respectively, for the six months ended June 30, 2020 from $489,000 and $491,000, respectively, for the six months ended June 30, 2019.

Interest expense: The consolidated interest expense increased by $80,076 or 14% to $672,606 for the six months ended June 30, 2020 from $592,530 for the six months ended June 30, 2019. The increase is primarily due to the increase in the Company’s long-term debt.

Net (loss): Net loss decreased by $1,064,307, or 85%, to a net loss of $183,979 for the six months ended June 30, 2020 from a net loss of $1,248,286 for the six months ended June 30, 2019. The decrease in net loss was primarily due to the Company streamlining its operations to focus on its lending and related services business.

Liquidity and Capital Resources

As of June 30, 2020, we had cash of $660,259. During the six months ended June 30, 2020, we used approximately $645,528 in cash for operating activities, we had no cash from investing activities, and were provided with approximately $554,975 through financing activities.

Our primary uses of cash were for expanding our lending business by making new and increased loans, marketing and working capital. The main source of cash was from private debt issuance. The following trends are reasonably likely to result in a material decrease in our liquidity over the near to long term:

●	Continued expansion of our lending business by loaning out our capital on short and long-term illiquid transactions,

●	Addition of administrative and sales personnel as the business grows,

●	Increases in advertising, public relations and sales promotions as we expand operations,

●	An increase in working capital requirements,

●	The cost of being a public reporting company and the continued increase in costs due to governmental compliance activities.

We expect to finance our operations primarily through our existing cash, our operational revenues and any future financing. We expect to use both equity and debt financing from time to time. We have no limits on the amount of leverage we may employ. In general, we intend to pay debt service from operational cash flow, but we also expect to need to raise additional capital to meet our obligations and to fully implement our business plan. Potential future sources of capital include secured or unsecured financings from banks or other lenders, and additional debt and/or equity offerings. However, there is no assurance we will be able to obtain such capital on satisfactory terms or at all. Additionally, no assurance can be given that any such financing, if obtained, will be adequate to meet our capital needs. If adequate capital cannot be obtained on a timely basis and on satisfactory terms, our operations would be materially negatively impacted.

Our primary uses of cash were for expanding our lending business by making new and increased loans, marketing and working capital. The main source of cash was from private debt issuance. The following trends are reasonably likely to result in a material decrease in our liquidity over the near to long term:

●	Continued expansion of our lending business by loaning out our capital on short and long term illiquid transactions,

●	Addition of administrative and sales personnel as the business grows,

●	Increases in advertising, public relations and sales promotions as we expand operations,

●	An increase in working capital requirements,

●	The cost of being a public reporting company and the continued increase in costs due to governmental compliance activities.

In 2019, our weighted average cost of funds was 9.42% per annum compared to 8.88% per annum in 2018. In 2019 our weighted average yield on loans receivable was 9.7% per annum compared to 11.18% per annum in 2018.

Off Balance Sheet Arrangements

We do not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity or capital expenditures, or capital resources that are material to an investment in our securities.

Application of Critical Accounting Policies and Estimates

Our management’s discussion and analysis of our financial condition and results of operations is based on our financial statements, which are prepared in accordance with U.S. generally accepted accounting principles issued by the Financial Accounting Standards Board (“FASB”). The preparation of these financial statements requires us to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements, as well as the reported expenses during the reporting periods. Actual results may differ from these estimates under different assumptions or conditions.

While our significant accounting policies are more fully described in the notes to our financial statements appearing elsewhere in this Registration Statement, we believe that the accounting policies discussed below are critical to our financial results and to the understanding of our past and future performance, as these policies relate to the more significant areas involving management’s estimates and assumptions. We consider an accounting estimate to be critical if: (1) it requires us to make assumptions because information was not available at the time or it included matters that were highly uncertain at the time we were making our estimate; and (2) changes in the estimate could have a material impact on our financial condition or results of operations.

Equity-based compensation

The Company accounts for its employees’ share-based compensation as an expense in the financial statements based on FASB ASC 718. All awards are equity classified and therefore such cost is measured at the grant date fair value of the award and is recognized as an expense over the vesting period. The Company estimates the share option grant date fair value using the Black-Scholes option pricing model.

The expected volatility of the share prices reflects the assumption that the historical volatility of the share prices is reasonably indicative of expected future trends.

Allowance for loan losses and doubtful accounts

As the core of our business is making business loans, how we account for loan losses or doubtful accounts is also a critical estimate, since we do not know at the time an allowance for doubtful account is made what the true final outcome of the transaction will be until the loan is either fully satisfied, written down or written off as a loss at final maturity and payment.

BUSINESS

Our Company

The Company is a holding company with operating subsidiaries in the areas of commercial lending, real estate and real estate services, management and marketing. We provide secured lending to real estate developers and builders, business owners and entrepreneurs in select industries. Legion operates as a single segment business in multiple industries.

Below is an organizational chart for the Company, showing all of our subsidiaries.

Below is a list of the activities of each of our operating subsidiaries.

●	Legion Lending Group, LLC. Legion Lending Group, LLC, through several single purpose entities, is a small business finance company that provides direct financing for small business and real estate developers and entrepreneurs. *Legion Select Holdings changed its name to LL Select, LLC on April 22, 2019.

●	Legion Property Holdings, LLC. Legion Property Holdings, LLC, formerly Legion Development Group, LLC, Legion Development Group, LLC, through several single purpose entities, is a company that owns and holds interests in real estate and real estate developments. We partner with developers and builders to develop and build both commercial and residential real estate.

●	Legion Title, LLC. Legion Title, LLC is a title agency that provides title insurance and closing services for Legion transactions.

We currently own three parcels of real estate in Legion Property Holdings, LLC, as follows:

A 24 acre parcel of multi-family residential development property located in Sanford/Lake Mary Florida. This property is being planned for development as an apartment complex of between 150-250 units.

A 2 acre parcel of commercial property in southeast Orlando. This property is being planned for a medical office building of between 10,000 and 20,000 square feet.

A free-standing former restaurant building in Sandersville, Georgia, which is in the process of being rented to the company that purchased the automotive dealership from the Company in 2019.

Our loan portfolio is broken down into two categories: (i) Real Estate Development Mortgage Loans and (ii) other business loans. The other business loans include a loan to an aviation company secured by 2 charter jets, a loan to a yacht broker secured by a yacht, a loan to an automotive dealer secured by the assets of the dealership and a loan to a sand and stone mine secured by a second mortgage on 640 acres of real estate.

The real estate development loans are all secured by first mortgages on development real estate, with interest rates ranging from 10% to 12%, plus additional fees and deferred fees due to the Company from the projects. As of June 30, 2020, we had approximately $12,400,383 of Real Estate Development loans in our portfolio, with a loss allowances of $0 and all loans were current with no defaults.

The other business loans are general commercial loans secured by business assets of select businesses. As of June 30, 2020, we had other business loans of approximately $6,844,611, with an allowance for doubtful accounts of $759,360 and impaired loans in the amount of $3,284,626. Interest rates on other business loans range from 7% to 15% per annum.

The risk associated with the other business loans is much higher than the risk associated with the real estate development loans. For this reason, the Company has focused its lending during the past 2 years on real estate backed loans and looks to continue to do so in the near future.

Our investment objective is to preserve and protect our capital while producing attractive risk-adjusted returns generated from current income on our portfolio. Our investment strategy is to originate, acquire, and manage senior loans and to monetize real estate title, marketing, and management services affiliated with those loans.

We have a limited operating history. We had a net loss of $2,484,184 and $4,101,536 for the years ended December 31, 2019, December 31, 2018, respectively. As of December 31, 2019, our deficit was $11,295,206.

Our Lending Business

We typically deploy a three-tiered approach to our lending practice, as follows:

Legion makes a standard secured commercial loan to the project, secured by a first mortgage or lien on the asset or property. This secured loan is typically at no more than 60% loan to current appraised value, meaning we require the borrower to have at least 40% equity in the project.

We create revenue from the transaction in three (3) ways:

1.	Origination fees, due diligence fees, loan servicing fees and related services provided on a fee basis.

2.	Interest on the loan at the contracted interest rate.

3.	Participation fees in the property or project, typically on a per unit sale basis or other form of revenue sharing or success fee. The Company charges origination fees to borrowers as a part of originating, renewing or increasing a loan. The origination fees are typically a percentage of the entire contemplated loan amount agreed to between the Company and the borrower, even if the entire amount is never drawn down. Charging an origination fee is a typical part of our lending practice, particularly in cases where loans are meant to grow over time from an original funding amount to a larger funding amount. As the overall lending business grows, we believe the Company will continue to experience this revenue source. Our revenue includes these origination fees as these fees are deemed earned under the terms of our loan agreements.

We recognize revenue associated with these various service fees and participation fees at the time such fees are deemed earned in accordance with the particular loan agreement with our borrower.

Lending Approach and Guidelines

Our investment strategy is to originate short-term, high-yielding senior loans collateralized by income producing residential and commercial real estate assets to established and qualified real estate developers and operators at reasonable loan-to-value ratios which will be vetted through our underwriting process. We intend to focus on transactions that meet our underwriting risk parameters, but do not meet the typical conforming standards of traditional banks and lenders. We intend to follow the guidelines below while originating commercial loans:

Lien Position: We intend to originate loans where we will have a first/senior lien position. Except in rare circumstances, we do not intend to make junior or mezzanine loans.

Concentration: We intend for senior secured commercial real estate loans originated by us to generally range between $250,000 and $5,000,000. We will consider loans larger than $5,000,000 in a club deal or co-invest structure. We expect no loan or co-investment will exceed 15% of our capital, unless we are in our first 24 months of active operations or our management team determines that such an investment is in our best interest.

Asset Classes: We intend to originate loans secured by residential and commercial properties including, but not limited to, single family, multifamily, office, hospitality, industrial, mixed-use, manufactured housing, developable land, and or any combination thereof.

Geography: Although our initial focus will be on Florida based loans, we may originate loans secured by assets located in the top 200 Metropolitan Statistical Areas, or “MSAs,” within the United States, which is defined as one or more adjacent counties that have at least one urban core area of at least a population of 50,000, plus adjacent territory that has a high degree of social and economic integration as measured by commuting ties. While we intend to deploy a local-first investment strategy focusing on the state of Florida, opportunities will be evaluated in all of the top 200 MSAs. We do not intend to originate loans secured by assets in regions classified as agricultural or outside of the U.S. or its immediate territories.

Borrower Structure and Guarantee: We intend for the borrower of record to be a fully registered, active corporation or limited liability company. We do not intend to lend to individuals. At times, we will require full or partial recourse from both the entity and its key principals to be standard for each loan.

Collateral: We intend to record a security interest in all real property used as collateral for the loan, as well as a UCC-1 filing on all chattel and other borrower assets.

Loan-to-Value and Loan-to-Cost: We do not intend for the loan-to-value, or “LTV,” of the assets securing our loans to exceed 60% of the projected value in the case of a rehabilitation or sale price in the case of a purchase transaction. On occasion we may elect to exceed the 60% LTV if we believe the transaction circumstances warrant the additional risk.

Term: We intend that the loans originated or purchased by the Company will have terms of 12-36 months with varied options for extension which trigger additional borrower origination fees and higher interest rates.

Loan Fees & Interest Income: We intend to use all loan fees, origination fees, interest income and extension fees payable to us as a means to pay the debt service obligations on the Bonds.

Management Team

Our management team has significant past experience in real estate finance, underwriting, commercial banking, marketing, and strategic advising experience. The Company employs a team of professionals with field experience implementing deal structuring strategies, terms, and operational efficiencies to create value.

Deal Flow

Our management team has cultivated meaningful relationships with banks, brokers and borrowers by establishing themselves as a key player in the Central Florida area for funding real estate investments. The deal flow network is constantly being expanded and we believe the system can ultimately be implemented into other key markets for real estate opportunities. The principals of Legion have an intimate knowledge of the Central Florida real estate market. Potential new deals are initially evaluated on location, asset type, collateral value, and asset quality. Deals that qualify then move through the process of underwriting, due diligence and final approval by the Company’s Board of Directors prior to closing.

Description of Property

We do not own any plant or facilities. We sublease our office space from a company owned by our Chairman and CEO, on a month to month basis as more specifically described in Footnote 13 to our Financial Statements included to this Registration Statement.

Liquidity and Use of Proceeds

We anticipate that the Company will be able to sustain its operations from the proceeds of this offering without the need to raise additional capital for at least twelve months. The Company will continue to need to raise additional capital to continue to grow its business and achieve its business objectives. There can be no assurance that additional capital will be available to the Company at any given time, or on terms that are acceptable to the Company.

Employees

We currently have 13 full-time employees. We believe that we maintain a satisfactory working relationship with our employees, and we have not experienced any significant labor disputes or any difficulty in recruiting staff for our operations. None of our employees is represented by a labor union.

Legal Proceedings

From time to time, we may become involved in various lawsuits and legal proceedings which arise in the ordinary course of business. However, litigation is subject to inherent uncertainties and an adverse result in these or other matters may arise from time to time that may harm our business. We are currently not aware of any such legal proceedings or claims that we believe will have a material adverse effect on our business, financial condition or operating results.

Recent Developments

As of December 31, 2019, we have sold, consolidated or discontinued a number of subsidiary entities including Hilton Institute of Business, Legion Transportation, LLC, Pricepoint Automotive, LLC, and Legion Builders, LLC. These businesses were sold, consolidated or discontinued as a part of our plan to streamline our business to focus on our core businesses of business lending, related services and select property ownership.

On February 26, 2020, the Securities Exchange Commission, or SEC, qualified our Offering Circular on Form 1-A for the sale by us of up to $40,000,000 of Series A Corporate Bonds (the “Bonds”) and Series A Redeemable Preferred Stock (the “Preferred Stock”) pursuant to Regulation A of the Securities Act of 1933, as amended. The Regulation A offering is being conducted concurrently with this offering. As of the date of this Offering Circular, the total sum of $135,000 in bonds and $45,000 in Preferred Stock has been sold under said offering.

MANAGEMENT

Directors and Executive Officers

Our directors and executive officers as of April 30, 2020 are as follows:

Name	Age	Position
James S. Byrd, Jr.	61	Chairman, Chief Executive Officer, Co-Chief Financial Officer, Co-Chief Accounting Officer
Paul Carrazzone	62	President, Director, Co-Chief Financial Officer, Co-Chief Accounting Officer
Douglas S. Hackett	56	Chief Marketing Officer, Director

James S. Byrd, Jr (Chairman, Chief Executive Officer, Co-Chief Accounting Officer and Co-Chief Financial Officer) Mr. Byrd is a veteran corporate and securities attorney and venture capital executive with over 30 years experience as an attorney, venture capital executive or advisor. Mr. Byrd has experience in going public and venture capital transactions and has tried cases in both State and Federal Courts, as well as in front of FINRA, the Florida Supreme Court and the U.S. Court of Appeals. During the past 5 years, Mr. Byrd has held the following positions.

Legion Capital Corporation – Chairman, Chief Executive Officer, Co-Chief Financial Officer and Co-Chief Accounting Officer – 2015-Present

James S. Byrd, PA, - law firm 2014 – Present – Owner

Jim has been a director of the above listed companies during the past 5 years.

Paul F. Carrazzone - President, Director, Co-Chief Financial Officer and Co-Chief Accounting Officer. Mr. Carrazzone has over 30 years’ experience in commercial lending and real estate transactions. Mr. Carrazzone began his career in commercial banking in which he had direct responsibility on loan transactions ranging from a few million dollars to over a billion dollars. In the past few years prior to joining Legion, Mr. Carrazzone has focused much of his consulting, underwriting, and investment expertise on real estate projects in Florida.

In the last five years, Mr. Carrazzone has been engaged in the following businesses:

2017 – 2019 Legion Capital Corporation, first as a consultant and was appointed President as of 2019 and Co-Chief Financial Officer and Co-Chief Accounting Officer from 2019 to Present.

2014 – 2019 Managing personal and family investments in the areas of real estate, land use, lending and related businesses.

Douglas S. Hackett (Director& Chief Marketing Officer) Mr. Hackett has over 25-years of media, marketing and executive experience. Mr. Hackett is the current Chairman of the Board of Directors at Market Leverage, LLC, a previous Inc. 100 Advertising Firm and Fortune 5000 fastest growing company. Mr. Hackett has previously owned multiple radio stations and was the producer and creator of “Baseball Sunday with Joe Garagiola,” “Football Sunday” and “NBA Basketball Sunday. Mr. Hackett has held the following positions in the last 5 years.

Legion Capital Corporation – Chief Marketing Officer and Director – 2015 – Present

Market Leverage, LLC – marketing company – Chairman – 2012-Present

Heartland Soccer Association – Soccer Association – Director – 2012 – Present

Mr. Hackett has been a director of the above listed companies during the past 5 years.

Family Relationships

There are no family relationships among any of the directors and executive officers.

Involvement in Certain Legal Proceedings

Our directors and officers have not been convicted in a criminal proceeding, excluding traffic violations or similar misdemeanors, nor have been a party to any judicial or administrative proceeding during the past ten years that resulted in a judgment, decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws, except for matters that were dismissed without sanction or settlement. Except as set forth in our discussion below in “Certain Relationships and Related Transactions,” our directors and officers have not been involved in any transactions with us or any of our affiliates or associates which are required to be disclosed pursuant to the rules and regulations of the Securities Exchange Commission.

Board Leadership Structure and Risk Oversight

The Board oversees our business and considers the risks associated with our business strategy and decisions. The Board currently implements its risk oversight function as a whole. Each of the Board committees, when established, will also provide risk oversight in respect of its areas of concentration and reports material risks to the Board for further consideration.

Term of Office

Officers hold office until his or her successor is elected and qualified. Directors are appointed to serve for one year until the meeting of the Board following the annual meeting of shareholders and until their successors have been elected and qualified.

Director Independence

We use the definition of “Independent Director” of The OTCQX exchange, as follows:

“Independent Director” shall mean a Person other than an Executive Officer or employee of the Company or any other Person having a relationship which, in the opinion of the Company's board of directors, would interfere with the exercise of independent judgment in carrying out their responsibilities as a director. The following persons shall not be considered independent: (A) a director who is, or at any time during the past three years was, employed by the Company; (B) a director who accepted or has a Family member who accepted any compensation from the Company in excess of $120,000 during any fiscal year within the three years preceding the determination of independence, other than compensation for board or board committee service; compensation paid to a Family Member who is an employee (other than an executive officer) of the Company; or benefits under a tax-qualified retirement plan, or non- discretionary compensation; or (C) A director who is the Family Member of a Person who is, or at any time during the past three years was, employed by the Company as an executive officer.

Under such definitions, we believe that we plan on appointing three (3) independent directors prior to listing the Company for trading on NYSE American LLC, NASDAQ or other exchange. We have not identified such directors at this time.

Committees of the Board

Upon listing with the OTCQX, we intend to create two standing committees: Audit and Compensation, and Nominating and Corporate Governance. Each committee will be chaired by independent directors, each of whom the Board has affirmatively determined is independent pursuant to the NYSE American LLC, NASDAQ or other exchange listing rules. Each of the committees will operate pursuant to its charter. The committee charters will be reviewed annually by Board. The responsibilities of each committee are described in more detail below.

Audit Committee

The Audit Committee, among other things, will be responsible for:

●	appointing; approving the compensation of; overseeing the work of; and assessing the independence, qualifications, and performance of the independent auditor;

●	reviewing the internal audit function, including its independence, plans, and budget;

●	approving, in advance, audit and any permissible non-audit services performed by our independent auditor;

●	reviewing our internal controls with the independent auditor, the internal auditor, and management;

●	reviewing the adequacy of our accounting and financial controls as reported by the independent auditor, the internal auditor, and management;

●	overseeing our financial compliance system; and

●	overseeing our major risk exposures regarding the Company’s accounting and financial reporting policies, the activities of our internal audit function, and information technology.

The Board will adopt a written charter setting forth the authority and responsibilities of the Audit Committee. No members of the Audit Committee have been appointed at this time.

Compensation Committee

The Compensation Committee will be responsible for:

●	reviewing and making recommendations to the Board with respect to the compensation of our officers and directors, including the CEO;

●	overseeing and administering the Company’s executive compensation plans, including equity-based awards;

●	negotiating and overseeing employment agreements with officers and directors; and

●	overseeing how the Company’s compensation policies and practices may affect the Company’s risk management practices and/or risk-taking incentives.

The Board will adopt a written charter setting forth the authority and responsibilities of the Compensation Committee. No members of the compensation committee have been appointed at this time.

Code of Business Conduct and Ethics

Effective January 1, 2020, we have adopted a code of business conduct and ethics for our management and employees.

EXECUTIVE COMPENSATION

Name and Principal Position	Year Ended	Salary ($)	Bonus ($)	Option Awards ($)	Nonequity Incentive Plan Compensation ($)	Non- Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
James S. Byrd, Jr/CEO, Chairman, Co-CAO and Co-CFO	2019	127,000	0	0	0	0	0	127,000
	2018	180,000	0	0	0	0	0	180,000
Douglas S. Hackett/CMO and Director	2019	120,000	0	0	0	0	0	120,000
	2018	120,000	0	0	0	0		120,000
Paul Carrazzone/President, Director, Co-CAO and Co-CFO	2019	147,000	0	0	0	0	0	147,000
	2018	180,000	0	0	0	0	0	180,000

Involvement in Certain Legal Proceedings

There have been no events under any bankruptcy act, no criminal proceedings, no judgments, injunctions, orders or decrees material to the evaluation of the ability and integrity of any of our directors, executive officers, promoters or control persons during the past ten years.

Employment Agreements

We have not entered into employment agreements with any of our employees, officers and directors.

Director Compensation

For the year ended December 31, 2019, our Directors were Jim Byrd, Shane Hackett and Paul Carrazzone. No compensation was paid to any Director for acting as a Director. We do not currently have an established policy to provide compensation to members of our Board of Directors for their services in that capacity.

Outstanding Equity Awards at Fiscal Year End

As of December 31, 2019, we had 2,503,067 million stock options outstanding in favor of BGA Holdings, LLC (managed by Joseph B. Hilton), as follows:

1,503,067 million at $1 per share, fully vested, 10 year term (expire 2027 and subject to a 5 year lock up),

500,000 at $1.25 per share, not vested, 10 year term (expire 2027 and subject to a 5 year lock up)

500,000 at $1.75 per share, not vested, 10 year term (expire 2027 and subject to a 5 year lock up)

Equity Compensation Plan Information

The Company does not currently have an Equity Compensation Plan in place.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

The following is a summary of transactions and series of similar transactions, since our inception, to which we were a party or will be a party, in which:

●	the amount involved exceeded or will exceed the lesser of (i) $120,000 or (ii) one percent of the average of our total assets at year-end for the last two completed fiscal years; and

●	a director, executive officer, holder of more than 5% of our capital stock, promotor or certain control person or any member of their immediate family had or will have a direct or indirect material interest.

We also describe below certain other transactions with our directors, executive officers and shareholders.

The Company leases its office under a month to month lease with a company controlled by the Company’s CEO, for monthly payments of $5,319 plus sales tax and parking costs.

Rent expense for the above leases was $104,809 and $110,713 for the years ended December 31, 2019 and 2018, respectively.

In 2019, Alpine Funding, LLC, a company owned by James Byrd and Shane Hackett, made a $150,000 loan to Legion Capital to participate as a co-lender in one of the Company’s mortgage loans. The loan is for 12 months with interest at 12% per annum and monthly payments of interest only; $100,000 of the $150,000 has been repaid and $50,000 remains outstanding as of December 31, 2019. Interest paid during the year ended December 31, 2019, was $9,585.

The Company is using a law firm that is controlled by the Company’s CEO, James Byrd, for legal services related to this offering, the cost of which is estimated to be $10,000.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information as to the shares of common stock beneficially owned as of December 31, 2019, based on 16,413,548  shares outstanding on such date, by (i) each person known to us to be the beneficial owner of more than 5% of our common stock; (ii) each Director; (iii) each Executive Officer; and (iv) all of our Directors and Executive Officers as a group.  Unless otherwise indicated in the footnotes following the table, the persons as to whom the information is given had sole voting and investment power over the shares of common stock shown as beneficially owned by them. Beneficial ownership is determined in accordance with Rule 13d-3 under the Exchange Act, which generally means that shares of common stock subject to options currently exercisable or exercisable within 60 days of the date hereof are considered to be beneficially owned, including for the purpose of computing the percentage ownership of the person holding such options, but are not considered outstanding when computing the percentage ownership of each other person. The footnotes below indicate the amount of unvested options for each person in the table. None of these unvested options vest within 60 days of the date hereof.

Name of Beneficial Owner	Number of Shares Beneficially Owned Prior to Offering	Percentage of Common Stock Beneficially Owned Prior to Offering	Percentage of Common Stock Beneficially Owned After Offering (assuming all Shares are sold)
James Byrd (1)	4,000,000	24%	20%
Shane Hackett (1)	3,000,000	18%	16%
Paul Carrazzone (1)	3,000,000	18%	16%
Total of Officers and Directors as a Group	10,000,000	60%	52%

(1)	Such shares are held by Legion Capital Partners (“LCP”). LCP is owned by the three officers of the Company:

James Byrd, Chairman, CEO, Co-CAO and Co-CFO

301 E. Pine St., Ste. 850, Orlando, Fl. 32801

Mr. Byrd (through his entity) owns 40% of LCP and therefore indirectly owns and controls 4 million shares

Douglas Hackett, Director and CMO

301 E. Pine St., Ste. 850, Orlando, Fl. 32801

Mr. Hackett (or his entity) owns 40% of LCP and therefore indirectly owns and controls 3 million shares

Paul Carrazzone, President, Director, Co-CAO and Co-CFO

301 E. Pine St., Ste. 850, Orlando, Fl. 32801

Mr. Carrazzone (through his entity) owns 20% of LCP and therefore indirectly owns and controls 3 million shares

DESCRIPTION OF SECURITIES

General

Our authorized capital stock consists of 100,000,000 shares of Class A common stock, no par value and 20,000 shares of Series A Redeemable Preferred Stock, with a par value of $1,000 per share. As of the date of this Offering Circular, there are 16,395,437 shares of our common stock issued and outstanding, and no shares of preferred stock issued and outstanding, as no shares of preferred stock have been sold under the Company’s concurrent Regulation A offering.

Class A Common Stock: Each shareholder of our Class A common stock is entitled to a pro rata share of cash distributions made to shareholders, including dividend payments. The holders of our common stock are entitled to one vote for each share of record on all matters to be voted on by shareholders. There is no cumulative voting with respect to the election of our directors or any other matter. Therefore, the holders of more than 50% of the common shares can determine solely, the election of our directors, or any other matters. The holders of our common stock are entitled to receive dividends when and if declared by our Board of Directors from funds legally available therefore. Cash dividends are at the sole discretion of our Board of Directors. In the event of our liquidation, dissolution or winding up, the holders of common stock are entitled to pro-rata share in all assets remaining available for distribution to them after payment of our liabilities and after provision has been made for each class of stock, if any, having any preference in relation to our common stock. Holders of shares of our common stock have no conversion, preemptive or other subscription rights, and there are no redemption provisions applicable to our common stock.

Preferred Stock: We have 20,000 shares of Series A Redeemable Preferred Stock authorized, with a par value of $1,000 per share.

Options and Warrants: As of the date of this Offering Circular, we had 2,503,067 million stock options outstanding in favor of BGA Holdings, LLC (managed by Joseph B. Hilton). 1,503,067 of these options are fully vested, and the options have a strike price as follows:

●	1,503,067 million at $1 per share, fully vested, 10 year term (expire 2027 and subject to a 5 year lock up)

●	500,000 at $1.25 per share, not vested, 10 year term (expire 2027 and subject to a 5 year lock up)

●	500,000 at $1.75 per share, not vested, 10 year term (expire 2027 and subject to a 5 year lock up)

No Public Market

Prior to this offering, there has not been a public market for our common stock and the public offering price has been set for our Board. There can be no assurance that a public market will ever be created or that an active market will ever develop. There can also be no assurance that the Company will qualify for trading on the OTCQX or the timing thereof, or the price of the shares when and if traded.

No assurance can be given that the initial public offering price will correspond to the price at which our common stock will trade in the public market subsequent to this offering or that an active trading market for our common stock will develop and continue after this offering.

Listing and Transfer Agent

We have applied to list our common stock for trading on OTCQX. The transfer agent of our common stock is ClearTrust, LLC.

PLAN OF DISTRIBUTION

The Offering will be sold by our officers and directors, unless the Company engages placement agents to sell this Offering. At present, the Company has no agreements with any placement agents, but may engage such placement agents in the future. If a placement agent is engaged, it is estimated the Company may incur commissions up to 10% for the sale of the shares, plus other direct selling expenses.

This is a self-underwritten offering. This Offering Circular is part of an exemption under Regulation A that permits our officers and directors to sell the Shares directly to the public in those jurisdictions where the Offering Circular is approved, with no commission or other remuneration payable for any Shares sold. There are no plans or arrangements to enter into any contracts or agreements to sell the Shares with a broker or dealer, however, the Company may enter into a selling agreement with one or more broker dealers in the future. The Securities Purchase Agreement is not exclusive, and after the qualification by the Commission and acceptance by those states where the offering will occur, the Officer and Directors intend to advertise through personal contacts, telephone, and hold investment meetings in those approved jurisdictions only. We also intend to use any legally approved and available mass-advertising methods such as the Internet or print media. Officers and Directors will also distribute the prospectus to potential investors at meetings, to their business associates and to his friends and relatives who are interested the Company as a possible investment, so long as they offering is an accordance with the rules and regulations governing the offering of securities in the jurisdictions where the Offering Circular has been approved. In offering the securities on our behalf, the Officers and Directors will rely on the safe harbor from broker dealer registration set out in Rule 3a4-1 under the Securities Exchange Act of 1934.

SHARES ELIGIBLE FOR FUTURE SALE

Immediately before this offering, there was no public market for our common stock. Future sales of substantial amounts of common stock in the public market, or the perception that such sales may occur, could adversely affect the market price of our common stock. Although we have applied to have our common stock listed on the OTCQX we cannot assure you that there will be an active public market for our common stock.

Upon the closing of this offering, we will have outstanding an aggregate of TBD shares of our common stock, assuming the issuance of TBD shares of our common stock offered by us in this offering. Of these shares, all shares sold in this offering will be freely tradable without restriction or further registration under the Securities Act, except that any shares of our common stock purchased in this offering by our “affiliates,” as that term is defined in Rule 144 under the Securities Act, would only be able to be publicly sold in compliance with the conditions of Rule 144 described below other than the holding period requirement.

The remaining shares of our common stock will be “restricted securities,” as that term is defined in Rule 144 under the Securities Act. These restricted securities are eligible for public sale only if they are registered under the Securities Act or if they are sold in compliance with Rule 144 under the Securities Act, which is summarized below.

Date	Number of Shares
On the date of this Offering Circular	16,383,008	*
180 days after the date of this Offering Circular	10,124,680	*

(*)	Includes both 144 and Regulation A+ shares

Rule 144

Rule 144, as currently in effect, generally provides that, once we have been subject to the public company reporting requirements of Section 13 or Section 15(d) of the Exchange Act for at least 90 days, a shareholder who is not deemed to have been one of our affiliates at any time during the preceding 90 days and who has beneficially owned the shares of our common stock proposed to be sold for at least six months is entitled to sell such shares in reliance upon Rule 144 without complying with the volume limitation, manner of sale or notice conditions of Rule 144. If such shareholder has beneficially owned the shares of our common stock proposed to be sold for at least one year, then such person is entitled to sell such shares in reliance upon Rule 144 without complying with any of the conditions of Rule 144.

Rule 144 also provides that a shareholder who is deemed to have been one of our affiliates at any time during the preceding 90 days and who has beneficially owned the shares of our common stock proposed to be sold for at least six months is entitled to sell, in reliance upon Rule 144, within any three-month period beginning 90 days after the date of this Offering Circular, a number of shares that does not exceed the greater of the following:

●	1% of the number of shares of our common stock then outstanding; or

●	the average weekly trading volume of our common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to such sale.

Sales of our common stock made in reliance upon Rule 144 by a shareholder who is deemed to have been one of our affiliates at any time during the preceding 90 days are also subject to the current public information, manner of sale, and notice conditions of Rule 144. Rule 144 also provides that affiliates relying on Rule 144 to sell shares of our common stock that are not restricted shares must nonetheless comply with the same restrictions applicable to restricted shares, other than the holding period requirement.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES TO
NON-U.S. HOLDERS OF OUR COMMON STOCK

The following is a summary of the material U.S. federal income tax consequences to non-U.S. holders (as defined below) of the ownership and disposition of our common stock but does not purport to be a complete analysis of all the potential tax considerations relating thereto. This summary is based upon the provisions of the Internal Revenue Code of 1986, as amended, or the Internal Revenue Code, Treasury regulations promulgated thereunder, administrative rulings and judicial decisions, all as of the date hereof. These authorities may be changed, possibly retroactively, so as to result in U.S. federal income tax consequences different from those set forth below. No ruling on the U.S. federal, state, or local tax considerations relevant to our operations or to the purchase, ownership or disposition of our shares, has been requested from the IRS or other tax authority. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax consequences described below.

This summary also does not address the tax considerations arising under the laws of any non-U.S., state or local jurisdiction, or under U.S. federal gift and estate tax laws, except to the limited extent set forth below. In addition, this discussion does not address tax considerations applicable to an investor’s particular circumstances or to investors that may be subject to special tax rules, including, without limitation:

●	banks, insurance companies or other financial institutions, regulated investment companies or real estate investment trusts;

●	persons subject to the alternative minimum tax or Medicare contribution tax on net investment income;

●	tax-exempt organizations or governmental organizations;

●	controlled foreign corporations, passive foreign investment companies and corporations that accumulate earnings to avoid U.S. federal income tax;

●	brokers or dealers in securities or currencies;

●	traders in securities that elect to use a mark-to-market method of accounting for their securities holdings;

●	persons that own, or are deemed to own, more than five percent of our capital stock (except to the extent specifically set forth below);

●	U.S. expatriates and certain former citizens or long-term residents of the United States;

●	partnerships or entities classified as partnerships for U.S. federal income tax purposes or other pass-through entities (and investors therein);

●	persons who hold our common stock as a position in a hedging transaction, “straddle,” “conversion transaction” or other risk reduction transaction or integrated investment;

●	persons who hold or receive our common stock pursuant to the exercise of any employee stock option or otherwise as compensation;

●	persons who do not hold our common stock as a capital asset within the meaning of Section 1221 of the Internal Revenue Code; or

●	persons deemed to sell our common stock under the constructive sale provisions of the Internal Revenue Code.

In addition, if a partnership or entity classified as a partnership for U.S. federal income tax purposes holds our common stock, the tax treatment of a partner generally will depend on the status of the partner and upon the activities of the partnership. Accordingly, partnerships that hold our common stock, and partners in such partnerships, should consult their tax advisors.

You are urged to consult your tax advisor with respect to the application of the U.S. federal income tax laws to your particular situation, as well as any tax consequences of the purchase, ownership and disposition of our common stock arising under the U.S. federal estate or gift tax rules or under the laws of any state, local, non-U.S., or other taxing jurisdiction or under any applicable tax treaty.

Non-U.S. Holder Defined

For purposes of this discussion, you are a non-U.S. holder (other than a partnership) if you are any holder other than:

●	an individual citizen or resident of the United States (for U.S. federal income tax purposes);

●	a corporation or other entity taxable as a corporation created or organized in the United States or under the laws of the United States, any state thereof, or the District of Columbia, or other entity treated as such for U.S. federal income tax purposes;

●	an estate whose income is subject to U.S. federal income tax regardless of its source; or

●	a trust (x) whose administration is subject to the primary supervision of a U.S. court and which has one or more “U.S. persons” (within the meaning of Section 7701(a)(30) of the Internal Revenue Code) who have the authority to control all substantial decisions of the trust or (y) which has made a valid election to be treated as a U.S. person.

Distributions

As described in “Dividend Policy,” we have never declared or paid cash dividends on our common stock and do not anticipate paying any dividends on our common stock in the foreseeable future. However, if we do make distributions on our common stock, those payments will constitute dividends for U.S. tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. To the extent those distributions exceed both our current and our accumulated earnings and profits, they will constitute a return of capital and will first reduce your basis in our common stock, but not below zero, and then will be treated as gain from the sale of stock as described below under “— Gain on Disposition of common stock.”

Subject to the discussion below on effectively connected income, backup withholding and foreign accounts, any dividend paid to you generally will be subject to U.S. withholding tax either at a rate of 30% of the gross amount of the dividend or such lower rate as may be specified by an applicable income tax treaty. In order to receive a reduced treaty rate, you must provide us with an IRS Form W-8BEN, IRS Form W-8BEN-E or other appropriate version of IRS Form W-8 certifying qualification for the reduced rate. A non-U.S. holder of shares of our common stock eligible for a reduced rate of U.S. withholding tax pursuant to an income tax treaty may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS. If the non-U.S. holder holds the stock through a financial institution or other agent acting on the non-U.S. holder’s behalf, the non-U.S. holder will be required to provide appropriate documentation to the agent, which then will be required to provide certification to us or our paying agent, either directly or through other intermediaries.

Dividends received by you that are effectively connected with your conduct of a U.S. trade or business (and, if required by an applicable income tax treaty, attributable to a permanent establishment maintained by you in the United States) are generally exempt from such withholding tax. In order to obtain this exemption, you must provide us with an IRS Form W-8ECI or other applicable IRS Form W-8 properly certifying such exemption. Such effectively connected dividends, although not subject to withholding tax, are taxed at the same graduated rates applicable to U.S. persons, net of certain deductions and credits. In addition, if you are a corporate non-U.S. holder, dividends you receive that are effectively connected with your conduct of a U.S. trade or business may also be subject to a branch profits tax at a rate of 30% or such lower rate as may be specified by an applicable income tax treaty. You should consult your tax advisor regarding any applicable tax treaties that may provide for different rules.

Gain on Disposition of Common Stock

Subject to the discussion below regarding backup withholding and foreign accounts, you generally will not be required to pay U.S. federal income tax on any gain realized upon the sale or other disposition of our common stock unless:

●	the gain is effectively connected with your conduct of a U.S. trade or business (and, if required by an applicable income tax treaty, the gain is attributable to a permanent establishment maintained by you in the United States);

●	you are a non-resident alien individual who is present in the United States for a period or periods aggregating 183 days or more during the taxable year in which the sale or disposition occurs and certain other conditions are met; or

●	our common stock constitutes a United States real property interest by reason of our status as a “United States real property holding corporation,” or USRPHC, for U.S. federal income tax purposes at any time within the shorter of (i) the five-year period preceding your disposition of our common stock, or (ii) your holding period for our common stock.

We believe that we are not currently and will not become a USRPHC for U.S. federal income tax purposes, and the remainder of this discussion so assumes. However, because the determination of whether we are a USRPHC depends on the fair market value of our U.S. real property relative to the fair market value of our other business assets, there can be no assurance that we will not become a USRPHC in the future. Even if we become a USRPHC, however, as long as our common stock is regularly traded on an established securities market, such common stock will be treated as U.S. real property interests only if you actually or constructively hold more than five percent of such regularly traded common stock at any time during the shorter of the five-year period preceding your disposition of, or your holding period for, our common stock.

If you are a non-U.S. holder described in the first bullet above, you will be required to pay tax on the net gain derived from the sale under regular graduated U.S. federal income tax rates, and a corporate non-U.S. holder described in the first bullet above also may be subject to the branch profits tax at a 30% rate, or such lower rate as may be specified by an applicable income tax treaty. If you are an individual non-U.S. holder described in the second bullet above, you will be required to pay a flat 30% tax (or such lower rate specified by an applicable income tax treaty) on the gain derived from the sale, which gain may be offset by U.S. source capital losses for the year (provided you have timely filed U.S. federal income tax returns with respect to such losses). You should consult any applicable income tax or other treaties that may provide for different rules.

Federal Estate Tax

Our common stock beneficially owned by an individual who is not a citizen or resident of the United States (as defined for U.S. federal estate tax purposes) at the time of their death will generally be includable in the decedent’s gross estate for U.S. federal estate tax purposes, unless an applicable estate tax treaty provides otherwise. The test for whether an individual is a resident of the United States for U.S. federal estate tax purposes differs from the test used for U.S. federal income tax purposes. Some individuals, therefore, may be non-U.S. holders for U.S. federal income tax purposes, but not for U.S. federal estate tax purposes, and vice versa.

Backup Withholding and Information Reporting

Generally, we must report annually to the IRS the amount of dividends paid to you, your name and address and the amount of tax withheld, if any. A similar report will be sent to you. Pursuant to applicable income tax treaties or other agreements, the IRS may make these reports available to tax authorities in your country of residence.

Payments of dividends or of proceeds on the disposition of stock made to you may be subject to information reporting and backup withholding at a current rate of 28% unless you establish an exemption, for example, by properly certifying your non-U.S. status on an IRS Form W-8BEN, IRS Form W-8BEN-E or another appropriate version of IRS Form W-8.

Backup withholding is not an additional tax; rather, the U.S. federal income tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund or credit may generally be obtained from the IRS, provided that the required information is furnished to the IRS in a timely manner.

Foreign Account Tax Compliance

The Foreign Account Tax Compliance Act, or FATCA, imposes withholding tax at a rate of 30% on dividends on and gross proceeds from the sale or other disposition of our common stock paid to “foreign financial institutions” (as specially defined under these rules), unless such institution enters into an agreement with the U.S. government to withhold on certain payments and to collect and provide to the U.S. tax authorities substantial information regarding the U.S. account holders of such institution (which includes certain equity and debt holders of such institution, as well as certain account holders that are foreign entities with U.S. owners) or otherwise establishes an exemption. FATCA also generally imposes a U.S. federal withholding tax of 30% on dividends on and gross proceeds from the sale or other disposition of our common stock paid to a “non-financial foreign entity” (as specially defined for purposes of these rules) unless such entity provides the withholding agent with a certification identifying certain substantial direct and indirect U.S. owners of the entity, certifies that there are none or otherwise establishes an exemption. The withholding provisions under FATCA generally apply to dividends on our common stock, and under current transition rules, are expected to apply with respect to the gross proceeds from the sale or other disposition of our common stock on or after January 1, 2019. An intergovernmental agreement between the United States and an applicable foreign country may modify the requirements described in this paragraph. Non-U.S. holders should consult their own tax advisors regarding the possible implications of this legislation on their investment in our common stock.

Each prospective investor should consult its own tax advisor regarding the particular U.S. federal, state and local and non-U.S. tax consequences of purchasing, holding and disposing of our common stock, including the consequences of any proposed change in applicable laws.

Selling Restrictions

Canada. The offering of the common stock in Canada is being made on a private placement basis in reliance on exemptions from the Offering Circular requirements under the securities laws of each applicable Canadian province and territory where the common stock may be offered and sold, and therein may only be made with investors that are purchasing as principal and that qualify as both an “accredited investor” as such term is defined in National Instrument 45-106 - Offering Circular Exemptions, and as a “permitted client” as such term is defined in National Instrument 31-103 - Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any offer and sale of the common stock in any province or territory of Canada may only be made through a dealer that is properly registered under the securities legislation of the applicable province or territory wherein the common stock is offered and/or sold or, alternatively, by a dealer that qualifies under and is relying upon an exemption from the registration requirements therein.

Any resale of the common stock by an investor resident in Canada must be made in accordance with applicable Canadian securities laws, which may require resales to be made in accordance with Offering Circular and registration requirements, statutory exemptions from the Offering Circular and registration requirements or under a discretionary exemption from the Offering Circular and registration requirements granted by the applicable Canadian securities regulatory authority. These resale restrictions may under certain circumstances apply to resales of the common stock outside of Canada.

European Economic Area. In relation to each Member State of the European Economic Area which has implemented the Offering Circular Directive each, a Relevant Member State, no offer to the public of any of our shares of common stock will be made, other than under the following exemptions:

●	to any legal entity that is a qualified investor as defined in the Offering Circular Directive;

●	to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Offering Circular Directive), as permitted under the Offering Circular Directive, subject to obtaining the prior consent of the issuer for any such offer; or

●	in any other circumstances falling within Article 3(2) of the Offering Circular Directive, provided that no such offer of shares of our common stock will result in a requirement for the publication by us or any underwriter of a Offering Circular pursuant to Article 3 of the Offering Circular Directive or any supplementary Offering Circular pursuant to Article 16 of the Offering Circular Directive.

For the purposes of this provision, the expression an “offer to the public” in relation to any shares of our common stock in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer so as to enable an investor to decide to purchase or subscribe for any shares of common stock, as the same may be varied in that Member State by any measure implementing the Offering Circular Directive in that Member State. The expression “Offering Circular Directive” means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State), and includes any relevant implementing measure in the Relevant Member State, and the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

United Kingdom. This document is not an approved Offering Circular for the purposes of section 85 of the UK Financial Services and Markets Act 2000, as amended, or FSMA, and a copy of it has not been, and will not be, delivered to or approved by the UK Listing Authority or approved by any other authority which could be a competent authority for the purposes of the Offering Circular Directive.

This Offering Circular is only being distributed to, and is only directed at, persons in the United Kingdom that are “qualified investors” within the meaning of section 86(7) of FSMA that are also (i) investment professionals falling within Article 19(5) of the UK Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended, or the Order, and/or (ii) high net worth companies, unincorporated associations or partnerships and the trustees of high value trusts falling within Article 49(2)(a) to (d) of the Order and other persons to whom it may lawfully be communicated (each such person being referred to as a “relevant person”).

Any person in the United Kingdom that is not a relevant person should not act or rely on these documents or any of their contents. Any investment, investment activity or controlled activity to which this document relates is available in the United Kingdom only to relevant persons and will be engaged in only with such persons. Accordingly, this document has not been approved by an authorized person, as would otherwise be required by Section 21 of FSMA. Any purchaser of shares of common stock resident in the United Kingdom will be deemed to have represented to us and the underwriters, and acknowledge that each of us and the underwriters are relying on such representation, that it, or the ultimate purchaser for which it is acting as agent, is a relevant person.

China. This Offering Circular does not constitute a public offer of the securities offered by this Offering Circular, whether by sale or subscription, in the People’s Republic of China, or the PRC. The securities are not being offered or sold directly or indirectly in the PRC to or for the benefit of, legal or natural persons of the PRC.

Further, no legal or natural persons of the PRC may directly or indirectly purchase any of the securities without obtaining all prior PRC’s governmental approvals that are required, whether statutorily or otherwise. Persons who come into possession of this document are required by the issuer and its representatives to observe these restrictions.

Hong Kong. The securities may not be offered or sold in Hong Kong by means of any document other than (i) to “professional investors” as defined in the Securities and Futures Ordinance (Cap.571) of Hong Kong and any rules made under that Ordinance, or (ii) in other circumstances which do not result in the document being a “Offering Circular” as defined in the Companies Ordinance (Cap.32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance. No advertisement, invitation or document relating to the depositary securities may be issued or may be in the possession of any person for the purpose of issue, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to depositary securities which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance and any rules made under that Ordinance.]

LEGAL MATTERS

The validity of the shares of our common stock offered hereby will be passed upon for us by Byrd Law Firm, P.A. of Orlando, Fl.

EXPERTS

The financial statements of Legion Capital Corporation as of December 31, 2019 and 2018 and for the years then ended included in this Offering Circular, have been so included in reliance on the report of Rosenfield & Company, PLLC, an independent registered public accounting firm appearing elsewhere herein, given on the authority of said firm as experts in auditing and accounting.

LEGION CAPITAL CORPORATION AND SUBSIDIARIES

CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2019 and 2018

ROSENFIELD AND CO, PLLC (888) 556-1154 I INFO@ROSENFIELDANDCO.COM ROSENFIELDANDCO.COM

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders and Board of Directors of

Legion Capital Corporation and Subsidiaries

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Legion Capital Corporation and Subsidiaries (the “Company”) as of December 31, 2019 and 2018, the related consolidated statements of operations, changes in shareholders’ equity, and cash flows for each of the two years in the period ended December 31, 2019, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2019 and 2018, and the results of their operations and their cash flows for each of the two years in the period ended December 31, 2019, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Rosenfield and Company, PLLC

We have served as the Company’s auditor since 2019.

New York, NY

May 11, 2020

FLORIDA NEW JERSEY NEW YORK

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Legion Capital Corporation and Subsidiaries

Consolidated Balance Sheets

	December 31,	December 31,
	2019	2018

Assets

Current assets:
Cash	$750,812	$292,003
Other Receivables	625,432	235,212
Business loans receivable, net	13,070,463	9,366,197
Prepaid expenses and other current assets	18,957	14,197
Current assets of discontinued operations	-	937,799

Total current assets:	14,465,664	10,845,408

Property and equipment, net	11,929	15,580
Other intangible assets	-	2,382
Deferred offering costs	85,000	-
Investments	1,549,999	-
Assets held for sale	370,113	-
Business loans receivable, net	4,285,810	5,317,278
Other assets of discontinued operations	-	105,100
Total assets	$20,768,515	$16,285,748

Liabilities and Shareholders’ Equity

Current liabilities:
Accounts payable and accrued expense	$588,842	$409,688
Notes payable	7,173,704	5,310,400
Current liabilities of discontinued operations	-	681,801

Total current liabilities	7,762,546	6,401,889

Notes payable, less current portion	9,482,690	3,664,804

Total liabilities	17,245,236	10,066,693

Shareholders’ equity

Common stock, no par value, 100,000,000 shares authorized and 16,413,548 and 16,451,268 shares issued and outstanding at December 31, 2019 and December 31, 2018, respectively	7,575,702	7,652,294

Deferred stock compensation	(314,188)	(314,188)
Additional paid in capital	983,188	983,188
Deficit	(11,295,206)	(8,811,022)

Legion Capital Corporation equity	(3,050,504)	(489,728)

Non-controlling interest - preferred stock of subsidiary	6,573,783	6,708,783

Total shareholders’ equity	3,523,279	6,219,055

Total liabilities and shareholder’s equity	$20,768,515	$16,285,748

See accompanying notes to consolidated financial statements.

Legion Capital Corporation and Subsidiaries

Consolidated Statements of Operations

	For the year ended December 31,
	2019	2018
Revenue:
Management fees	$-	$19,626
Due diligence fees	50,000	180,000
Gain on sale of equity interest	-	1,796,076
Interest income	1,012,498	1,166,164
Marketing fees	15,348	95,786
Origination fees	314,180	255,487
Other	738,900	278,995

	2,130,926	3,792,134

Expenses:
Selling expenses	(126,978)	(426,297)
Bad debt expense	(93,860)	(2,551,821)
General and administrative expenses	(2,962,819)	(3,378,504)
	(3,183,657)	(6,356,622)

Operating loss	(1,052,731)	(2,564,488)

Other expense:
Interest expense	(1,246,098)	(442,496)
Loss on sale of assets	-	(55,360)

Total other expense	(1,246,098)	(497,856)

Net loss from continuing operations	(2,298,829)	(3,062,344)

Discontinued operations:
Operating loss	(166,622)	(234,138)
Gain on sale	772,538	-

Income (loss) from discontinued operations	605,916	(234,138)

Net loss	(1,692,913)	(3,296,482)
Less:

Dividends on preferred membership units of subsidiary	(791,271)	(805,054)

Net loss - common shareholders	$(2,484,184)	$(4,101,536)

Net loss per common share – continuing operations, basic and diluted	$(0.20)	$(0.25)
Net income (loss) per common share – discontinued operations, basic and diluted	$0.04	$(0.01)
Net loss per common share – total, basic and diluted	$(0.16)	$(0.26)

Weighted average shares outstanding - basic and diluted	15,678,538	15,698,196

See accompanying notes to consolidated financial statements.

Legion Capital Corporation and Subsidiaries

Consolidated Statements of Changes in Shareholders’ Equity

	No par value Common Stock		Deferred Stock	Additional Paid-		Non-controlling interest- preferred stock issued by
	Shares	Amount	Compensation	In Capital	Deficit	subsidiary	Total
December 31, 2017 (Restated)	14,063,721	$4,526,843	$(314,188)	$1,083,188	$(4,709,486)	$6,708,783	$7,295,140

Shares issued for cash	2,387,547	3,125,451	-	-	-	-	3,125,451

Repurchase of stock options	-	-	-	(100,000)	-	-	(100,000)

Preferred membership units of subsidiary dividends and distributions	-	-	-	-	-	(805,054)	(805,054)

Net loss	-	-	-	-	(4,101,536)	805,054	(3,296,482)

December 31, 2018	16,451,268	7,652,294	(314,188)	983,188	(8,811,022)	6,708,783	6,219,055

Shares redeemed for cash (and retired)	(37,720)	(76,592)	-	-	-	-	(76,592)

Preferred membership units of subsidiary redeemed for cash	-	-	-	-	-	(135,000)	(135,000)

Preferred membership units of subsidiary dividends	-	-	-	-	-	(791,272)	(791,272)

Net loss	-	-	-	-	(2,484,184)	791,272	(1,692,913)

December 31, 2019	16,413,548	$7,575,702	$(314,188)	$983,188	$(11,295,206)	$6,573,783	$3,523,279

See accompanying notes to consolidated financial statements.

Legion Capital Corporation and Subsidiaries

Statements of Consolidated Cash Flow

	Year ended	Year ended
	December 31,	December 31,
	2019	2018
Operating activities
Net loss	$(1,692,913)	$(3,296,482)
Adjustments to reconcile net loss to net cash provided (used) in operating activities
Depreciation and amortization	6,033	10,047
Bad debt expense	93,860	2,551,821
Gain on sale of equity interest	-	(1,695,182)
Loss on sale of assets	-	55,360
Gain on sale of discontinued operations	(772,538)	-
(Increase) decrease in:
Other receivables	(390,220)	(680,906)
Issuance of business loans receivable	(7,382,446)	(8,426,282)
Repayments of business loans receivable	4,053,468	545,308
Prepaid expenses and other current assets	(4,760)	(14,197)
Increase (decrease) in:
Accounts payable and accrued expenses	179,154	314,040
Discontinued operations	577,216	(203,660)
Net cash used in operating activities	(5,333,146)	(10,432,813)
Investing activities
Purchases of property and equipment	-	(6,599)
Assets held for sale	(370,113)	332,363
Discontinued operations	9,560	54,681
Net cash (used) provided by investing activities	(360,553)	380,445
Financing activities
Proceeds from notes payable	8,995,420	6,348,204
Payments on notes payable	(1,314,230)	(235,000)
Deferred offering costs	(85,000)	-
Repurchase of common stock	(76,592)	-
Proceeds from issuance of common stock	-	3,125,451
Repurchase of stock options	-	(68,500)
Repurchase of preferred stock of subsidiary	(135,000)	-
Dividends paid on preferred membership units – subsidiary	(791,271)	(805,054)
Discontinued operations	(440,819)	(252,592)
Net cash provided by financing activities	6,152,508	8,112,509

Net increase (decrease) in cash	458,809	(2,306,706)

Cash – beginning	292,003	2,598,709

Cash – ending	$750,812	$292,003

See accompanying notes to consolidated financial statements.

Legion Capital Corporation and Subsidiaries

Notes to Consolidated Financial Statements

NOTE 1: BUSINESS

Legion Capital Corporation was originally incorporated as GreenSky Corporation on August 7, 2015 in Delaware, and merged with Legion Capital Corporation (the “Company”), a Florida Corporation on January 15, 2016. The Company is a specialized lending and holding company with operating subsidiaries in the areas of commercial lending, real estate and related services, management and marketing, closing and title services.

Below is a list of our operating subsidiaries and activity:

●	Legion Lending Group, LLC. Legion Lending Group, through several single purpose entities, is a small business finance company that provides direct financing for small business and real estate developers and entrepreneurs.

●	Legion Development Group, LLC. Legion Development Group, LLC, through several single purpose entities, is a company that owns and holds interests in real estate and real estate developments. We partner with developers and builders to develop and build both commercial and residential real estate.

●	Legion Title, LLC. Legion Title, LLC is a title agency that provides title insurance and closing services for Legion transactions.

●	In January 2018, the Company formed Hilton Blockchain Systems, LLC for the purpose of providing certain educational programs related to digital currency. That business has been discontinued as of December 31, 2019.

●	In February 2018, the Company formed Legion Bellaviva, LLC for the purpose of financing a real estate development project in Central Florida. That business has been discontinued as of December 31, 2019.

●	In March 2018, the Company formed Legion Transportation Group, LLC to operate and manage an automotive dealership. That business has been sold and discontinued as of December 31, 2019.

●	In May 2018, the Company formed Legion Commercial Finance, LLC for the purpose of making loans to certain real estate development projects.

Legion Capital Corporation and Subsidiaries

Notes to Consolidated Financial Statements

NOTE 2: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The accompanying consolidated financial statements of Legion Capital Corporation and its wholly-owned subsidiaries (collectively the “Company”) have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) and the rules of the Securities and Exchange Commission (“SEC”). In the opinion of management, all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of consolidated financial position presented have been reflected herein.

Principles of Consolidation

For the year ended December 31, 2019, Legion Capital Corporation and its subsidiaries Legion Lending Group, LLC, Legion Development Group, LLC, Legion Funding, LLC, Legion Management Group, LLC, Legion Marketing, LLC, Legion Select Holdings, LLC, Legion Commercial Finance, LLC, Legion Ajay, LLC, Legion Lake Mary I, LLC and 730 Harris Street, LLC, have been consolidated for financial statement purposes. All significant intercompany transactions and balances have been eliminated in consolidation

For the year ended December 31, 2018, the Company, Legion Capital Corporation and its subsidiaries Hilton Institute of Business, LLC, Legion Funding LLC, Legion Marketing, LLC, Legion Management Group, LLC, Legion Select Holdings, LLC, Legion Title LLC, Pricepoint Automotive, LLC, Pricepoint Finance, LLC, Hilton Blockchain Systems, LLC, Legion Bellaviva I, LLC, Legion Commercial Finance, LLC, and Legion Transportation Group, LLC, have been consolidated for financial statement purposes. All significant intercompany transactions and balances have been eliminated in consolidation.

Reporting Segment

We are a holding company operating in one reportable segment, lending and related services within multiple industries. Every other aspect of our business is part of that core business.

Cash and Cash Equivalents

For purposes of the consolidated statements of cash flows, the Company considers all highly liquid investments purchased with a maturity of three (3) months or less to be cash equivalents.

Cash accounts are insured at the Federal Deposit Insurance Corporation limits of $250,000 per bank. At times throughout the year, such bank balances may have exceeded the federally insured limit. As of December 31, 2019, approximately $500,000 of cash was not covered by insurance.

Use of Estimates

The preparation of consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

Legion Capital Corporation and Subsidiaries

Notes to Consolidated Financial Statements

NOTE 2: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Business Loans Receivable

In accordance with the guidance of ASC Topic 942, Financial Services - Depository and Lending, the Company reports loans and trade receivables not held for sale on the date of the consolidated financial statements at their outstanding principal balances, reduced by an allowance for loan losses. The allowance for loan losses was and $759,360 and $664,901, as of December 31, 2019 and 2018, respectively.

The primary credit quality indicators are paired to changes in overall market/industry valuations as well as changes in more specific pledged collateral valuations to evaluate a performing and non-performing business loans receivable on an individual basis. Most portfolio loans are established with significant amounts of prepaid interest and are 1-2 years in duration. Business loans receivable are considered on non-accrual or past due status on an individual basis. When an asset or investment becomes distressed due to changes in industry valuation, business valuations and ability to generate cash flow or repay debt, each distressed or non-performing asset is evaluated on an individual case by case basis for restructuring and/or liquidation, and at that time an estimated allowance is recorded.

The Company reviews each loan and we update our market analysis, appraisals and other valuation information at the end of each accounting period and at the end of each accounting period the Company conducts a full review of all loans and their respective valuations internally.

The Company’s policy on our nonaccrual loans is as follows: (a) determine whether the principal balance of the loan will not be collectible; (b) if we deem the principal to be collectible (secured by collateral and/or guarantees), then the payment is first applied to late fees and other charges; (c) any amounts in excess of late fees and other charges are then applied to any interest that would be due and any remaining amount is applied to principal; (d) if the loan is deemed to not be collectible, then the payment is applied to principal.

Prior to entering into an agreement to modify any of our loans, we conduct a review and analysis of the current status of the loan and underlying collateral to determine whether such loan should be considered a troubled asset prior to modification. As we are primarily an asset-based lender, the main factor we analyze is the current value of the underlying collateral and whether we still consider the loan to be collectable, in accordance with its terms presently and as modified. As a lender, we consider a modification to be a troubled debt restructuring if a material portion of the original principal of the loan is forgiven.

Property and Equipment

Property and equipment are stated at cost less accumulated depreciation or amortization. Depreciation is recorded using the straight-line method over the estimated useful lives of the related assets, which range from three to seven years. Leasehold improvements are amortized over the shorter of the expected useful lives of the related assets or the lease term.

Legion Capital Corporation and Subsidiaries

Notes to Consolidated Financial Statements

NOTE 2: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Intangible Assets

The Company accounts for its intangible assets in accordance with the authoritative guidance issued by the ASC Topic 350 - Goodwill and Other. Intangibles are valued at their fair market value and are amortized taking into account the character of the acquired intangible asset and the expected period of benefit. The Company evaluates intangible assets, at a minimum, on an annual basis and whenever events or changes in circumstances indicate that the carrying value may not be recoverable from its estimated undiscounted future cash flows.

The cost of internally developing, maintaining and restoring intangible assets that are not specifically identifiable, that have indeterminate lives, or that are inherent in a continuing business and related to an entity as a whole, are recognized as an expense when incurred.

An intangible asset with a definite useful life is amortized; an intangible asset with an indefinite useful life is not amortized until its useful life is determined to be no longer indefinite. The remaining useful lives of intangible assets not being amortized are evaluated at least annually to determine whether events and circumstances continue to support an indefinite useful life.

There were no indications of impairment based on management’s assessment of these assets at December 31, 2019 and 2018. Factors we consider important that could trigger an impairment review include significant underperformance relative to historical or projected future operating results, significant changes in the manner of the use of the assets or the strategy for our overall business, and significant negative industry or economic trends. If current economic conditions worsen causing decreased revenues and increased costs, we may have to recognize an impairment charge to our intangible assets.

Long-Lived Assets

The Company reviews long-lived assets (primarily comprised of property, equipment and leasehold improvement, and assets held for sale) for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. The recoverability of an asset to be held and used is measured by a comparison of the carrying amount of the asset to future net undiscounted cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying value of the asset exceeds the fair value of the asset. As of December 31, 2019 and 2018, the Company did not recognize any impairment on its long-lived assets.

Revenue Recognition

Effective January 1, 2019, the Company adopted Accounting Standards Update ASU 2014-09, Revenue from contracts with Customers – Topic 606, and all subsequent ASUs that modified ASC 606. The Company has elected to apply the standard to all prior periods presented utilizing the full retrospective approach. The implementation of the new standard had no material impact on the measurement or recognition of revenue of current and prior periods presented.

As a result, no changes were made during the period related to these sources of revenue. The main types of noninterest income within the scope of the standard are as follows: Management, Marketing and Participation Fees charged to our clients or on our projects, as well as income from the sale of automobiles and services on automobiles. Revenue from monthly management, marketing and other services are recognized on a monthly basis over the term of the contract as the Company performs these services and has an unconditional right to the consideration.

The Company also has transaction fees related to specific transactions or activities resulting from a customer request or activity that includes participation fees in certain real estate development projects and are recognized at a defined point in time upon completion of the transaction, meeting contract milestones or at loan maturity, depending on the terms of the contract.

Fair Value of Financial Instruments

FASB ASC 825, Disclosure about Fair Value of Financial Instruments, requires disclosure of the fair value of financial instruments when it is practical to estimate. Management believes the carrying values of cash and cash equivalents, accounts receivable, accounts payable, accrued expenses and notes payable are reasonable estimates of their fair value because of their short-term nature and interest rates.

Legion Capital Corporation and Subsidiaries

Notes to Consolidated Financial Statements

NOTE 2: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Equity-Based Compensation

The Company accounts for equity instruments issued to employees in accordance with the provisions of ASC 718 Stock Compensation (ASC 718). The computation of the expense associated with stock-based compensation requires the use of a valuation model. The FASB issued accounting guidance requires significant judgment and the use of estimates, particularly surrounding Black-Scholes assumptions such as stock price volatility, expected option lives, and expected option forfeiture rates, to value equity-based compensation. We currently use a Black-Scholes option pricing model to calculate the fair value of our stock options. We primarily use historical data to determine the assumptions to be used in the Black-Scholes model and have no reason to believe that future data is likely to differ materially from historical data. However, changes in the assumptions to reflect future stock price volatility and future stock award exercise experience could result in a change in the assumptions used to value awards in the future. This accounting guidance requires the recognition of the fair value of stock compensation in net income. Although every effort is made to ensure the accuracy of our estimates and assumptions, significant unanticipated changes in those estimates, interpretations and assumptions may result in recording stock compensation expense that may materially impact our financial statements for each respective reporting period.

Income Taxes

The Company accounts for income taxes under the provisions of ASC 740 “Accounting for Income Taxes,” which requires a company to first determine whether it is more likely than not (which is defined as a likelihood of more than fifty percent) that a tax position will be sustained based on its technical merits as of the reporting date, assuming that taxing authorities will examine the position and have full knowledge of all relevant information. A tax position that meets this more likely than not threshold is then measured and recognized at the largest amount of benefit that is greater than fifty percent likely to be realized upon effective settlement with a taxing authority.

Deferred income taxes are recognized for the tax consequences related to temporary differences between the carrying amount of assets and liabilities for financial reporting purposes and the amounts used for tax purposes at each year end, based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. A valuation allowance is recognized when, based on the weight of all available evidence, it is considered more likely than not that all, or some portion, of the net deferred tax assets will not be realized. The Company evaluates its valuation allowance requirements based on projected future operations. When circumstances change and cause a change in management’s judgment about the recoverability of deferred tax assets, the impact of the change on the valuation is reflected in current income. Income tax expense has the sum of current income tax plus the change in deferred tax assets and liabilities.

Discontinued Operations

In December 2019, we discontinued our operation of Dorman -Willis Motors, Inc. and we no longer own any automotive dealerships. We made the decision to exit this business and focus in our core lending, real estate and related services business. In 2019, the discontinued operation had sales of $2,531,563, gross profit of $230,399, operating expenses of $397,689, other expense of $47,928, and a net loss of $166,662 attributed to the company. In 2018, the discontinued operation had sales of $2,936,804, gross profit of $469,642, operating expenses of $712,219, other income of $8,439, and a net loss of $234,138.

Reclassifications

We have reclassified certain prior period amounts in the consolidated financial statements to conform to current period presentation.

Recently Issued Accounting Pronouncements

The Financial Accounting Standards Board has issued the following Accounting Standard Update (“ASU”) 2014-09 Revenue From Contracts with Customers, ASU No. 2016-01, Financial Instruments, ASU 2016-02, Leases, ASU 2016-13, Financial Instruments - Credit Losses, ASU No. 2016-15, Statement of Cash Flows.

Recent accounting pronouncements that the Company has adopted or that will be required to adopt in the future are summarized below.

Legion Capital Corporation and Subsidiaries

Notes to Consolidated Financial Statements

NOTE 2: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Recently Issued Accounting Pronouncements (Continued)

In January 2016, the FASB issued ASU No. 2016-01, Financial Instruments - Overall (Subtopic 825- 10), Recognition and Measurement of Financial Assets and Financial Liabilities. The provisions of the update require equity investments to be measured at fair value with changes in fair value recognized in net income. However, an entity may choose to measure equity investments that do not have readily determinable fair values at cost minus impairment. The update also simplifies the impairment assessment of equity investments without readily determinable fair values by requiring a qualitative assessment to identify impairment. It also eliminates the requirement to disclose the fair value of financial instruments measured at amortized cost for entities that are not public business entities, and eliminates the requirement for public business entities to disclose the methods and significant assumptions used to estimate the fair value for financial instruments measured at amortized cost on the balance sheet. ASU No. 2016-01 requires public business entities to use the exit price notion when measuring the fair value of financial instruments for disclosure purposes. It also requires an entity to present separately in other comprehensive income the portion of the total change in the fair value of a liability resulting from a change in the instrument-specific credit risk when the entity has elected to measure the liability at fair value in accordance with the fair value option for financial instruments.

The update requires separate presentation of financial assets and financial liabilities by category and form on the balance sheet or the accompanying notes to the financial statements. In addition, the update clarifies that an entity should evaluate the need for a valuation allowance on a deferred tax asset related to available-for-sale securities in combination with the entity’s other deferred tax assets. For an emerging growth company, the amendments in the update are effective for fiscal years beginning after December 15, 2018, and interim periods within fiscal years beginning after December 15, 2019. The adoption of this ASU did not have a material impact on the Company’s financial statements. The Company adopted ASU No. 2016-01 on the January 1, 2019.

In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842), Conforming Amendments Related to Leases. This ASU amends the codification regarding leases in order to increase transparency and comparability. The ASU requires companies to recognize lease assets and liabilities on the balance sheet and disclose key information about leasing arrangements. A lessee would recognize a liability to make lease payments and a right-of-use asset representing its right to use the leased asset for the lease term. For an emerging growth company, the amendments in the update are effective for fiscal years beginning after December 15, 2019, and interim periods within fiscal years beginning after December 15, 2020. The adoption of this ASU is not expected to have a material effect on the Company’s financial statements. The Company will adopt ASU No. 2016-02 on the December 31, 2020 financial statements and the interim periods during the year ending December 31, 2021.

In June 2016, the FASB issued ASU 2016-13, Financial Instruments - Credit Losses (Topic 326), Measurement of Credit Losses on Financial Instruments. The amendments introduce an impairment model that is based on expected credit losses (“ECL”), rather than incurred losses, to estimate credit losses on certain types of financial instruments (ex. loans and held to maturity securities), including certain off-balance sheet financial instruments (ex. commitments to extend credit and standby letters of credit that are not unconditionally cancellable). The ECL should consider historical information, current information, and reasonable and supportable forecasts, including estimates of prepayments, over the contractual term. An entity must use judgment in determining the relevant information and estimation methods that are appropriate in its circumstances. Financial instruments with similar risk characteristics may be grouped together when estimating the ECL. The ASU also amends the current available for sale security impairment model for debt securities whereby credit losses relating to available for sale debt securities should be recorded through an allowance for credit losses. For an emerging growth company, the amendments in the update are effective for fiscal years beginning after December 15, 2020, and interim periods within fiscal years beginning after December 15, 2021. The amendments will be applied through a modified retrospective approach, resulting in a cumulative-effect adjustment to retained earnings as of the beginning of the first reporting period in which the guidance is effective. The Company is currently planning for the implementation of this accounting standard. It is too early to assess the impact this guidance will have on the Company’s financial statements. The Company will adopt ASU No. 2016-13 on the December 31, 2021 financial statements and the interim periods during the year ending December 31, 2022.

In August 2016, the FASB issued ASU No. 2016-15, Statement of Cash Flows (Topic 230): Classification of Certain Cash Receipts and Cash Payments. The amendments in this ASU clarify the proper classification for certain cash receipts and cash payments, including clarification on debt prepayment or debt extinguishment costs, settlement of zero-coupon debt instruments, contingent consideration payments made after a business combination, proceeds from the settlement of insurance claims, and proceeds from the settlement of corporate-owned life insurance policies, including bank-owned life insurance policies, among others. For an emerging growth company, the amendments in the update are effective for fiscal years beginning after December 15, 2018, and interim periods within fiscal years beginning after December 15, 2019. The adoption of this ASU is not expected to have a material effect on the Company’s financial statements. The Company does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations. The Company adopted ASU No. 2016-01 on January 1, 2019

Legion Capital Corporation and Subsidiaries

Notes to Consolidated Financial Statements

NOTE 3: LIQUIDITY AND GOING CONCERN

The Company has sustained recurring losses and negative cash flows from operations. Over the past year, the Company’s operations have been funded, in part, through debt financing. As of December 31, 2019, the Company had approximately $750,000 of unrestricted cash. The Company continues to obtain debt and equity financing as well as grow its portfolio of notes receivable and therefore believes that, as a result, it currently has sufficient cash, anticipated financing commitments and projected income to meet its operating and funding requirements over the next year. However, the Company has experienced and continues to experience negative cash flows from operations, as well as an ongoing requirement for substantial additional capital investment. The Company expects that it will need to raise substantial additional capital to accomplish its business plan over the next several years. The Company expects to seek to obtain additional funding through a bank credit facility, public or private offerings, or private equity. There can be no assurance as to the availability or terms upon which such financing and capital might be available in the future.

NOTE 4: BUSINESS LOANS RECEIVABLE

Business loans receivable of $18,990,272 are secured, along with annual interest at rates from 8% to 25%, with maturity dates through January 2022. The balance of the allowance for credit losses as of December 31, 2019 and December 31, 2018 was $759,360 and $664,901 respectively. The following table summarizes the maturity dates:

Business loans receivable due on or before December 31, 2020	$14,204,465
Business loans receivable due after December 31, 2020	4,785,807
Gross business loans receivable	18,990,272
Less deferred interest and origination fees	(874,639)
Less allowance for credit losses	(759,360)
$17,356,273

The following table presents (a) impaired loans with specific allowances and the amount of such allowances and (b) loans not impaired as of December 31, 2019:

	Investment Value	Specific Allowance

December 31, 2019
Notes receivable with specific allowances – individually evaluated	$3,100,663	$759,360
Notes receivable without specific allowances – individually evaluated	15,889,609	-
Total	$18,990,272	$759,360

The following table presents our credit quality indicators as of December 31, 2019:

Investment Value
Performing loans	$15,889,609

Non-performing loans	$3,100,663

Total impaired loans	$3,100,663

NOTE 5: PROPERTY AND EQUIPMENT

The major classifications of property and equipment are summarized as follows:

	December 31,	December 31,
	2019	2018
Furniture and equipment	$25,380	$25,380
Less accumulated depreciation	(13,451)	(9,800)

Property and equipment, net	$11,929	$15,580

Depreciation expense for the years ended December 31, 2019 and 2018, was $3,650 and $4,880, respectively.

Legion Capital Corporation and Subsidiaries

Notes to Consolidated Financial Statements

NOTE 6: ASSET HELD FOR SALE

During 2017, the Company repossessed a property on which it had a mortgage receivable. During the year ended December 31, 2018, the property was sold for a loss of $55,360.

In January 2019, the Company acquired a 2 acre parcel of commercial property in the Lake Nona area of Orlando, Florida. The Company, through a subsidiary, Legion Ajay, LLC, owns 51% of that property and has it listed for sale.

NOTE 7: INVESTMENTS

During 2019, the Company took ownership of two commercial properties on which it had outstanding business loans receivable. One property is located in Sanford/Lake Mary, Florida and the second property is located in Sandersville, Georgia. These properties are recorded in the consolidated financial statements at $1,412,320 and $137,679 respectively.

NOTE 8: NOTES PAYABLE

As of December 31, 2019, and 2018, the Company had unsecured Notes payable in the aggregate amount of $2,040,591 and 2,286,984 with interest at 7% to 12%, per annum for a period of 6 and 60 months.

As of December 31, 2019 and 2018, the Company had secured Notes payable in the aggregate amount of $14,615,803 and $6,504,383, respectively, with interest at 7% to 12%, per annum for a period of 6 and 60 months. These loans were secured by the underlying business loans receivable to the Company in the amount of $18,990,272 for December 31, 2019 and $14,683,476 for December 31, 2018. The outstanding secured notes payable are always 100% collateralized by business loans receivable.

The weighted average interest rate for our notes payable, broken down by current and long-term portion is:

Current Portion 2018: 9.1%

Long Term Portion 2018: 8.2%

Current Portion 2019: 8.8%

Long Term Portion 2019: 9.7%

Legion Capital Corporation and Subsidiaries

Notes to Consolidated Financial Statements

NOTE 8: NOTES PAYABLE (CONTINUED)

The aggregate maturity on the notes payable as of December 31, 2019 are as follows:

2020	$7,173,704
2021	3,214,804
2022	3,490,684
2023 and thereafter	2,777,202
Total notes payable	16,656,394
Less current portion	7,173,704
Notes payable, long-term portion	$9,482,690

For the years ended December 31, 2019 and 2018, total interest expense on these notes payable was $1,246,098 and $467,585, respectively.

NOTE 9: SHAREHOLDERS’ EQUITY

During the year ended December 31, 2018, the Company sold 2,387,547 shares of no par value common stock, and received $3,125,451. The common stock sold included shares as part of the Company’s Regulation A+ initial public offering of stock. The Company sold no shares during the year ended December 31, 2019. During the year ended December 31, 2019, the Company repurchased and retired 37,720 shares of its common stock for $76,592.

NOTE 10: STOCK OPTIONS

In November 2017, the Company granted 3 million stock options to BGA Holdings, LLC (BGA)(managed by Joseph B. Hilton). 2 million of these options were immediately vested with the remaining 1 million not being vested until and unless a 3 year employment agreement is entered into by Mr. Hilton. The options have a strike price and term as follows:

Option 1: 500,000 at $1.75 per share, not vested, 10 year term

Option 2: 500,000 at $1.25 per share, not vested, 10 year term

Option 3: 2,000,000 at $1.00 per share, fully vested, 10 year term

The weighted-average grant-date fair value of options granted during the year ended December 31, 2017 was $0.94. The options to Mr. Hilton’s company were issued in consideration of cancellation of 2 million shares previously agreed to be issued to Mr. Hilton’s company.

On June 27, 2018, the Company entered into a “Purchase of Stock Options and Lock Up Agreement” with BGA, in which the Company repurchased 496,333 shares of Option #3 above for $100,000. As consideration for the repurchase, a 5-year lock up period was added to the remaining shares of Option #3, and all shares of Options 1 & 2. The lock up period commenced December 27, 2017, and expires December 26, 2022, and BGA may not sell the remaining options or the shares underlying the options earlier than June 30, 2023. However, if certain conditions are not met by the Company, up to 5% of the options held by BGA may be sold in any 12-month period, subsequent to December 27, 2020.

The fair value of the Company’s common stock option grants is estimated using a Black-Scholes option pricing model, which uses certain assumptions related to risk-free interest rates, expected volatility, expected life of the common stock options, and future dividends. Compensation expense is recorded based upon the value derived from the Black-Scholes option pricing model and based on actual experience. The assumptions used in the Black-Scholes option pricing model could materially affect compensation expense recorded in future periods.

The following range of assumptions in the Black-Scholes option pricing model was used to determine fair value of the options issued in November of 2017 and on June 27, 2018:

Expected Dividend Yield—The Company has never paid dividends and does not expect to pay dividends.

Risk-Free Interest Rate—The risk-free interest rate was based on the market yield currently available on United States Treasury securities with maturities approximately equal to the option’s expected term.

Legion Capital Corporation and Subsidiaries

Notes to Consolidated Financial Statements

NOTE 10: STOCK OPTIONS (CONTINUED)

Expected Term—Expected term represents the period that the Company’s stock-based awards are expected to be outstanding. The Company’s assumptions about the expected term have been based on that of companies that have a similar industry, life cycle, revenue, and market capitalization and the historical data on employee exercises.

Expected Volatility—The expected volatility is based on the historical stock volatilities of several of the Company’s publicly listed comparable companies over a period equal to the expected terms of the options, as the Company does not have a long trading history.

Forfeiture Rate—The Company has not experienced significant exercise activity on stock options. The Company determines the expected term of its stock option awards issued using the simplified method. The simplified method assumes each vesting tranche of the award has a term equal to the midpoint between when the award vests and when the award expires.

Each of the inputs discussed above is subjective and generally requires significant management judgment. The Company utilizes the following inputs to calculate its options as of December 31, 2017, and June 27, 2018:

	Grant	Modification
	Date	Date
Volatility:	43%	35%
Expected terms (in years):	10	10
Risk Free Rate:	2.42%	2.83%

A summary of the option activity as of December 31, 2019 is presented below:

	Shares	Weighted- Average Exercise Price	Weighted- Average Remaining Contractual Term
Outstanding at December 31, 2018	2,503,067	$1.25	9 years
Vested at December 31, 2018	1,503,067	$1.25	9 years
Non-vested at December 31, 2018	1,000,000	$1.25	9 years
Outstanding at December 31, 2019	2,503,067	$1.25	8 years
Non-vested at December 31, 2019	1,000,000	$1.25	8 years
Vested at December 31, 2019	1,503,067	$1.25	8 years

Total stock compensation expense for the year ended December 31, 2019 and 2018 was $-0-.

NOTE 11: INCOME TAXES

The Company did not provide any Federal and State income tax for the years ended December 31, 2019 and 2018, due to the Company’s net losses.

Deferred tax assets and liabilities reflect the effects of tax losses, credits and the future income tax effects of temporary differences between the consolidated financial statement carrying amounts of existing assets and liabilities and their respective tax bases and are measured using enacted tax rates that apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Future taxable income is expected to be subject a federal tax rate of 21% and a state tax rate of 5.5%.

Legion Capital Corporation and Subsidiaries

Notes to Consolidated Financial Statements

NOTE 11: INCOME TAXES (CONTINUED)

The following table reconciles the U.S. statutory rates to the Company’s effective tax rate for the years ended December 31, 2019 and 2018:

	Year ended December 31
	2019	2018
Federal statutory rate	21.0%	21.0%
State statutory rate	4.3%	4.3%
Valuation allowance	(25.3)%	(25.3)%
Effective tax rate	0.0%	(0.0)%

As of December 31, 2019 and 2018, the Company had a deferred tax asset in the amount of $2,118,025 and $1,973,279, respectively. The Company had a valuation allowance of $2,118,025 and $1,973,279 as of December 31, 2019 and 2018, respectively. The valuation allowance increased by $144,746 and $797,759 during the years ended December 31, 2019 and 2018, respectively. The Company believes that such assets did not meet the more likely than not criteria to be recoverable through projected future profitable operations in the foreseeable future.

On December 22, 2017, the “Tax Cuts and Jobs Act” (the “Act”) was enacted. Under the provisions of the Act, the U.S. corporate tax rate decreased from 34% to 21% beginning in 2018. Accordingly, we have re-measured our deferred tax assets as of December 31, 2017. However, this re-measurement had no effect on the Company’s income tax expense as the Company provides a 100% valuation allowance on its deferred tax assets.

	December 31, 2019	December 31, 2018
Deferred taxes consist of:

Net Operating Loss Carryforward	$1,892,085	$1,715,473
Allowance for Doubtful Accounts	192,118	168,220
Cash Basis Tax Adjustments	33,822	89,586
Subtotal	2,118,025	1,973,279
Valuation allowance	(2,118,025)	(1,973,279)
Net deferred taxes	$-	$-

The Company’s net operating loss carry forward for income tax purposes as of December 31, 2019, was approximately $7,480,000 and may be offset against future taxable income through 2038. Current tax laws limit the amount of loss available to be offset against future taxable income when a substantial change in ownership occurs. Therefore, the amount available to offset future taxable income may be limited.

Effective January 1, 2007, the Company adopted FASB guidance that addresses the determination of whether tax benefits claimed or expected to be claimed on a tax return should be recorded in the financial statements. Under this guidance, the Company may recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. The tax benefits recognized in the financial statements from such a position should be measured based on the largest benefit that has a greater than 50% likelihood of being realized upon ultimate settlement. The FASB also provides guidance on de-recognition, classification, interest and penalties on income taxes, accounting in interim periods and requires increased disclosures. As of December 31, 2019 and 2018, the Company does not have a liability for unrecognized tax benefits.

NOTE 12: LEASES

The Company leases its office under a month to month lease with a company controlled by the Company CEO, for monthly payments of $8,734 plus sales tax and parking costs.

In 2018 and 2019, the Company leased commercial property for the Dorman Willis automobile dealership at the rate of $2,500 per month, on a month to month basis. As of December 31, 2019, the Company no longer held any ownership interest in that business.

Rent expense for the above leases was $104,809 and $110,713 for the years ended December 31, 2019 and 2018, respectively.

NOTE 13: RELATED PARTY TRANSACTIONS

The Company leases its office under a month to month lease with a company controlled by the Company CEO, for monthly payments of $8,734 plus sales tax and parking costs.

In 2019, Alpine Funding, LLC, a company owned by James Byrd and Shane Hackett, made a $150,000 loan to Legion Capital to participate as a co-lender in one of the Company’s mortgage loans. The loan is for 12 months with interest at 12% per annum and monthly payments of interest only; $100,000 of the $150,000 has been repaid and $50,000 remains outstanding at December 31, 2019. Interest paid during the year ended December 31, 2019 was $9,585.

Legion Capital Corporation and Subsidiaries

Notes to Consolidated Financial Statements

NOTE 14: ACQUISITIONS

Effective as of January 1, 2018, the Company acquired all of the stock of Dorman - Willis Motors, Inc., an automobile dealership. The Company formed Legion Transportation to own these automotive and other transportation assets. No cash was paid for this acquisition, but the dealership was acquired subject to the business loan owed to Legion of $696,768. The purchase price allocation of Dorman-Willis Motors, Inc. of $696,768 consisted of cash of $42,436, accounts receivable of $399,667, inventory of $1,030,683, prepaid expenses of $16,432, fixed assets of $117,345, accounts payable of $97,256 and floorplan notes payable of $812,539.

In July 2019, the Company sold the stock of Dorman-Willis to Legion Anderson Sales & Service (“Lass”) an entity that the Company owned 50% of. As of December 31, 2019, the Company sold its 50% of Lass to the other owner and no longer held any ownership in that business.

On February 22, 2018, the Company acquired the rights to acquire a 100% interest in a maritime renovation and sales company and simultaneously sold said rights and said interest to a third party, and now holds a $1.7 million secured loan on the assets of that company and the buyer of the company. There was no gain or loss on the above referenced acquisition and simultaneous resale. A write off of this loan in the approximate amount of $792,000 was taken by the Company at December 31, 2018.

NOTE 15: SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION

Cash paid during the years ended December 31:

	2019	2018
Cash paid for interest	$1,246,098	$534,951

Cash paid for income taxes	$-	$-

Supplemental non-cash investing and financing activities for the years ended December 31:

In 2019, the Company received the sale price of $850,000 in the form of a note receivable in connection with the sale of Dorman-Willis Motors, Inc. (discontinued operations).

In 2018, the Company repurchased 496,933 of stock options for the amount of $100,000. As part of this transaction, the Company has accrued $31,500 that has not been paid. This amount has been included under the caption of “Accounts payable and accrued expense” as of December 31, 2018.

NOTE 16: SUBSEQUENT EVENTS

In preparing these financial statements, management has evaluated events and transactions for potential recognition or disclosure through May 11, 2020, the date the financial statements were available to be issued.

Subsequent to December 31, 2019, the Company has loaned the approximate sum of $706,600 in new or increased business loans (net of principal paybacks) and has borrowed approximately $712,000 as new notes payable (net of principal paybacks) to fund said business loans, potential new loans and for working capital. Interest on said notes payable ranges from 6% to 12% per annum.

On January 30, 2020, the World Health Organization declared the coronavirus outbreak a “Public Health Emergency of International Concern” and on March 11, 2020, declared it to be a pandemic. Actions taken in the Untied States and around the world to help mitigate the spread of the coronavirus include restrictions on travel, and quarantines in certain areas, and forced closures for certain types of public places and businesses. The coronavirus and actions taken to mitigate the spread of it have had and are expected to continue to have an adverse impact on the economies and financial markets of many countries, including the geographical areas in which the Company operates. On March 27, 2020, the Coronavirus Aid, Relief, and Economic Security Act (CARES Act) was enacted to amongst other provisions, provide emergency assistance for individuals, families and businesses affected by the coronavirus pandemic.

It is unknown how long the adverse conditions associated with the coronavirus will last and what the complete financial effect will be to the company. If the pandemic continues and conditions worsen, the Company may experience a disruption in operations as well as a decline in revenue activities and the possible impairment of its outstanding loans in the future.

Legion Capital Corporation and Subsidiaries

Condensed Consolidated Balance Sheets

	June 30, 2020	December 31, 2019
	(unaudited)
Assets
Current assets:
Cash	$660,259	$750,812
Other receivables	487,540	625,432
Business loans receivable, net	15,382,026	13,070,463
Prepaid expenses and other current assets	16,237	18,957

Total current assets	16,546,062	14,465,664

Property and equipment, net	10,104	11,929
Deferred offering costs	292,695	85,000
Investments	1,549,999	1,549,999
Assets held for sale	370,113	370,113
Business loans receivable, net	2,553,379	4,285,810

Total assets	$21,322,352	$20,768,515

Liabilities and Shareholders’ Equity

Current liabilities:
Accounts payable and accrued expense	$563,988	$588,842
Notes payable	8,609,147	7,173,704

Total current liabilities	9,173,135	7,762,546

Notes payable, less current portion	9,178,654	9,482,690

Total liabilities	18,351,789	17,245,236

Shareholders’ equity
Preferred stock, $1,000 par value, 20,000 shares authorized and 45 and 0 shares issued and outstanding at June 30, 2020 and December 31, 2019, respectively	45,000	-
Common stock, no par value, 100,000 shares authorized and 16,395,437 and 16,413,548 shares issued and outstanding at June 30, 2020 and December 31, 2019, respectively	7,556,392	7,575,702
Deferred stock compensation	(314,188)	(314,188)
Additional paid in capital	983,188	983,188
Deficit	(11,873,612)	(11,295,206)

Legion Capital Corporation equity	(3,603,220)	(3,050,504)

Non-controlling interest - preferred stock of subsidiary	6,573,783	6,573,783

Total shareholders’ equity	2,970,563	3,523,279

Total liabilities and shareholders’ equity	$21,322,352	$20,768,515

See accompanying notes to unaudited condensed consolidated financial statements.

Legion Capital Corporation and Subsidiaries

Condensed Consolidated Statements of Operations

(unaudited)

	For the Six Months Ended
	June 30, 2020	June 30, 2019
Revenue
Interest income	$701,786	$422,539
Participation fees	489,500	38,400
Origination fees	109,171	438,520
Other	11,760	96,515
	1,312,217	995,974

Expenses:
Selling expenses	(17,168)	(66,666)
Bad debt expense	(10,944)	-
General and administrative expense	(795,478)	(1,467,038)
	(823,590)	(1,533,704)

Operating income (loss)	488,627	(537,730)

Other income (expense)
Interest expense	(672,606)	(592,530)

Net loss from continuing operations	(183,979)	(1,130,260)

Net loss from discontinued operations	-	(118,026)

Net loss	(183,979)	(1,248,286)

Less: Dividends on preferred membership units of subsidiary	(394,427)	(396,945)

Net Loss - common shareholders	$(578,406)	$(1,645,231)

Net loss per common share – continuing operations, basic and diluted	(0.04)	(0.09)
Net loss per common share – discontinued operations, basic and diluted	-	(0.01)
Net loss per common share - basic and diluted	$(0.04)	$(0.10)

Weighted average shares outstanding - basic and diluted	16,402,159	16,440,888

See accompanying notes to unaudited condensed consolidated financial statements.

Legion Capital Corporation and Subsidiaries

Condensed Consolidated Statement of Changes in Shareholders’ Equity

(unaudited)

	$1,000 par value Preferred Stock		No par value Common Stock		Deferred Stock	Additional Paid-in		Non- controlling interest- preferred stock issued by
	Shares	Amount	Shares	Amount	Compensation	Capital	Deficit	subsidiary	Total
December 31, 2019	0	$0	16,413,548	$7,575,702	$(314,188)	$983,188	$(11,295,206)	$6,573,783	$3,523,279

Shares repurchased for cash (preferred stock)	45	45,000			-	-	-	-	45,000

Shares issued for cash (preferred stock)			(18,111)	(19,310)					(19,310)

Preferred membership units of subsidiary redeemed for cash	-	-			-	-	-	-	-

Preferred membership units of subsidiary	-	-			-	-	-	(394,427)	(394,427)

Net loss	-	-			-	-	(578,406)	394,427	(183,979)

June 30, 2020	45	$45,000	16,395,437	$7,556,392	$(314,188)	$983,188	$(11,873,612)	$6,573,783	$2,970,563

						Non-
						controlling
						interest-
						preferred
	No par value Common Stock		Deferred Stock	Additional Paid-in		stock issued by
	Shares	Amount	Compensation	Capital	Deficit	subsidiary	Total

December 31, 2018	16,451,268	$7,652,294	$(314,188)	$983,188	$(8,811,022)	$6,708,783	$6,219,055

Shares redeemed for cash (and retired)	(19,000)	(23,750)	-	-	-	-	(23,750)

Preferred membership units of subsidiary redeemed for cash	-	-	-	-	-	(135,000)	(135,000)

Preferred membership units of subsidiary	-	-	-	-	-	(396,945)	(396,945)

Net loss	-	-	-	-	(1,645,231)	396,945	(1,248,286)

June 30, 2019	16,432,268	$7,628,544	$(314,188)	$983,188	$(10,456,253)	$6,573,783	$4,415,074

See accompanying notes to unaudited condensed consolidated financial statements.

Legion Capital Corporation and Subsidiaries

Condensed Consolidated Statements of Cash Flows

(unaudited)

	Six months ended June 30,
	2020	2019
Operating activities:
Net income (loss)	$(183,979)	$(1,248,286)
Adjustments to reconcile net income to net cash from operating activities:
Depreciation and amortization	1,825	2,939
Change in operating assets and liabilities:
Other receivables	137,892	(122,087)
Issuance of business loans	(2,081,018)	(3,279,991)
Repayments of business loans	1,501,886	1,344,195
Prepaid expenses and other current assets	2,720	(581,951)
Accounts payable and accrued expenses	(24,854)	6,053
Discontinued operations	-	320,619

Net cash from operating activities	(645,528)	(3,558,509)

Investing activities:
Discontinued operations	-	11,203

Net cash from investing activities	-	11,203

Financing activities:
Proceeds from notes payable	2,141,407	5,313,995
Payments on notes payable	(1,010,000)	(981,833)
Proceeds issuance of preferred stock	45,000	-
Repurchase of common stock	(19,310)	(23,750)
Repurchase of preferred stock of subsidiary		(135,000)
Deferred offering costs	(207,695)	-
Preferred membership distributions - subsidiaries	(394,427)	(396,945)
Discontinued operations	-	(228,691)

Net cash from financing activities	554,975	3,547,776

Net increase (decrease) in cash	(90,553)	470

Cash-beginning	750,812	297,752

Cash-ending	$660,259	$298,222

Supplemental data:

Interest paid	$672,606	$592,530

See accompanying notes to unaudited condensed consolidated financial statements.

Legion Capital Corporation and Subsidiaries

Notes to Condensed Consolidated Financial Statements

(unaudited)

NOTE 1: BUSINESS

Legion Capital Corporation was originally incorporated as GreenSky Corporation on August 7, 2015 in Delaware and merged with Legion Capital Corporation (the “Company”), a Florida Corporation on January 15, 2016. The Company is a holding company with operating subsidiaries in the areas of commercial lending, real estate and real estate services, management and marketing. We provide secured lending to real estate developers and builders, business owners and entrepreneurs in select industries. Legion operates as a single segment business in multiple industries.

Below is a list of our operating subsidiaries and activity:

●	Legion Lending Group, LLC. Legion Lending Group, through several single purpose entities, is a small business finance company that provides direct financing for small business and real estate developers and entrepreneurs.

●	Legion Property Holdings, LLC (formerly Legion Development Group, LLC). Legion Property Holdings, LLC, through several single purpose entities, is a company that owns and holds interests in real estate and real estate developments. We partner with developers and builders to develop and build both commercial and residential real estate.

●	Legion Title, LLC. Legion Title, LLC is a title agency that provides title insurance and closing services for Legion transactions.

●	In January 2018, the Company formed Hilton Blockchain Systems, LLC for the purpose of providing certain educational programs related to digital currency. That business has been discontinued as of December 31, 2019.

●	In February 2018, the Company formed Legion Bellaviva, LLC for the purpose of financing a real estate development project in Central Florida. That business has been discontinued as of December 31, 2019.

●	In March 2018, the Company formed Legion Transportation Group, LLC to operate and manage an automotive dealership. That business has been sold and discontinued as of December 31, 2019.

●	In May 2018, the Company formed Legion Commercial Finance, LLC for the purpose of making loans to certain real estate development projects.

Legion Capital Corporation and Subsidiaries

Notes to Condensed Consolidated Financial Statements

(unaudited)

NOTE 2: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The accompanying consolidated financial statements of Legion Capital Corporation and its wholly-owned subsidiaries (collectively the “Company”) have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) and the rules of the Securities and Exchange Commission (“SEC”). In the opinion of management, all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of consolidated financial position presented have been reflected herein.

Principles of Consolidation

For the six months ended June 30, 2020, Legion Capital Corporation and its subsidiaries Legion Lending Group, LLC, Legion Lending III, LLC, Legion Property Holdings, LLC, Legion Funding, LLC, Legion L Select, LLC, Legion Commercial Finance, LLC, Legion Title, LLC, Legion Finance, LLC, Legion Ajay, LLC, Legion Lake Mary I, LLC and 730 Harris Street, LLC, have been consolidated for financial statement purposes. All significant intercompany transactions and balances have been eliminated in consolidation

For the year ended December 31, 2019, the Company, Legion Capital Corporation and its subsidiaries Legion Lending Group, LLC, Legion Lending III, LLC, Legion Funding LLC, Legion Marketing, LLC, Legion Management Group, LLC, Legion L Select, LLC, Legion Title LLC, Legion Commercial Finance, LLC, Legion Ajay, LLC, Legion Lake Mary I, LLC and 730 South Harris Street, LLC, have been consolidated for financial statement purposes. All significant intercompany transactions and balances have been eliminated in consolidation.

Reporting Segment

We are a holding company operating in one reportable segment, lending and related services within multiple industries. Every other aspect of our business is part of that core business.

Cash and Cash Equivalents

For purposes of the consolidated statements of cash flows, the Company considers all highly liquid investments purchased with a maturity of three (3) months or less to be cash equivalents.

Cash accounts are insured at the Federal Deposit Insurance Corporation limits of $250,000 per bank. At times throughout the year, such bank balances may have exceeded the federally insured limit. As of June 30, 2020, approximately $410,000 of cash was not covered by insurance.

Use of Estimates

The preparation of consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

Legion Capital Corporation and Subsidiaries

Notes to Condensed Consolidated Financial Statements

(unaudited)

NOTE 2: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Business Loans Receivable

In accordance with the guidance of ASC Topic 942, Financial Services - Depository and Lending, the Company reports loans and trade receivables not held for sale on the date of the consolidated financial statements at their outstanding principal balances, reduced by an allowance for loan losses. The allowance for loan losses was $759,360, as of June 30, 2020 and December 31, 2019, respectively.

The primary credit quality indicators are paired to changes in overall market/industry valuations as well as changes in more specific pledged collateral valuations to evaluate a performing and non-performing business loans receivable on an individual basis. Most portfolio loans are established with significant amounts of prepaid interest and are 1-2 years in duration. Business loans receivable are considered on non-accrual or past due status on an individual basis. When an asset or investment becomes distressed due to changes in industry valuation, business valuations and ability to generate cash flow or repay debt, each distressed or non-performing asset is evaluated on an individual case by case basis for restructuring and/or liquidation, and at that time an estimated allowance is recorded.

The Company reviews each loan and we update our market analysis, appraisals and other valuation information at the end of each accounting period and at the end of each accounting period the Company conducts a full review of all loans and their respective valuations internally.

The Company’s policy on our nonaccrual loans is as follows: (a) determine whether the principal balance of the loan will not be collectible; (b) if we deem the principal to be collectible (secured by collateral and/or guarantees), then the payment is first applied to late fees and other charges; (c) any amounts in excess of late fees and other charges are then applied to any interest that would be due and any remaining amount is applied to principal; (d) if the loan is deemed to not be collectible, then the payment is applied to principal.

Prior to entering into an agreement to modify any of our loans, we conduct a review and analysis of the current status of the loan and underlying collateral to determine whether such loan should be considered a troubled asset prior to modification. As we are primarily an asset-based lender, the main factor we analyze is the current value of the underlying collateral and whether we still consider the loan to be collectable, in accordance with its terms presently and as modified. As a lender, we consider a modification to be a troubled debt restructuring if a material portion of the original principal of the loan is forgiven.

Property and Equipment

Property and equipment are stated at cost less accumulated depreciation or amortization. Depreciation is recorded using the straight-line method over the estimated useful lives of the related assets, which range from three to seven years. Leasehold improvements are amortized over the shorter of the expected useful lives of the related assets or the lease term.

Legion Capital Corporation and Subsidiaries

Notes to Condensed Consolidated Financial Statements

(unaudited)

NOTE 2: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Intangible Assets

The Company accounts for its intangible assets in accordance with the authoritative guidance issued by the ASC Topic 350 - Goodwill and Other. Intangibles are valued at their fair market value and are amortized taking into account the character of the acquired intangible asset and the expected period of benefit. The Company evaluates intangible assets, at a minimum, on an annual basis and whenever events or changes in circumstances indicate that the carrying value may not be recoverable from its estimated undiscounted future cash flows.

The cost of internally developing, maintaining and restoring intangible assets that are not specifically identifiable, that have indeterminate lives, or that are inherent in a continuing business and related to an entity as a whole, are recognized as an expense when incurred.

An intangible asset with a definite useful life is amortized; an intangible asset with an indefinite useful life is not amortized until its useful life is determined to be no longer indefinite. The remaining useful lives of intangible assets not being amortized are evaluated at least annually to determine whether events and circumstances continue to support an indefinite useful life.

There were no indications of impairment based on management’s assessment of these assets at December 31, 2019 and 2018. Factors we consider important that could trigger an impairment review include significant underperformance relative to historical or projected future operating results, significant changes in the manner of the use of the assets or the strategy for our overall business, and significant negative industry or economic trends. If current economic conditions worsen causing decreased revenues and increased costs, we may have to recognize an impairment charge to our intangible assets.

Long-Lived Assets

The Company reviews long-lived assets (primarily comprised of property, equipment and leasehold improvement, and assets held for sale) for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. The recoverability of an asset to be held and used is measured by a comparison of the carrying amount of the asset to future net undiscounted cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying value of the asset exceeds the fair value of the asset. As of June 30, 2020, and December 31, 2019, the Company did not recognize any impairment on its long-lived assets.

Revenue Recognition

Effective January 1, 2019, the Company adopted Accounting Standards Update ASU 2014-09, Revenue from contracts with Customers – Topic 606, and all subsequent ASUs that modified ASC 606. The Company has elected to apply the standard to all prior periods presented utilizing the full retrospective approach. The implementation of the new standard had no material impact on the measurement or recognition of revenue of current and prior periods presented.

The main types of noninterest income within the scope of the standard includes origination fees and other service fees, which include all pre-loan fees charged to our clients or on our projects. Revenue from origination fees is recognized on a monthly basis over the term of the contract as the Company performs these services and has an unconditional right to the consideration.

The Company also has participation fees related to real estate development projects and are recognized at a defined point in time upon completion of the transaction, meeting contract milestones or at loan maturity, depending on the terms of the contract.

Fair Value of Financial Instruments

FASB ASC 825, Disclosure about Fair Value of Financial Instruments, requires disclosure of the fair value of financial instruments when it is practical to estimate. Management believes the carrying values of cash and cash equivalents, accounts receivable, accounts payable, accrued expenses and notes payable are reasonable estimates of their fair value because of their short-term nature and interest rates.

Legion Capital Corporation and Subsidiaries

Notes to Condensed Consolidated Financial Statements

(unaudited)

NOTE 2: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Equity-Based Compensation

The Company accounts for equity instruments issued to employees in accordance with the provisions of ASC 718 Stock Compensation (ASC 718). The computation of the expense associated with stock-based compensation requires the use of a valuation model. The FASB issued accounting guidance requires significant judgment and the use of estimates, particularly surrounding Black-Scholes assumptions such as stock price volatility, expected option lives, and expected option forfeiture rates, to value equity-based compensation. We currently use a Black-Scholes option pricing model to calculate the fair value of our stock options. We primarily use historical data to determine the assumptions to be used in the Black-Scholes model and have no reason to believe that future data is likely to differ materially from historical data. However, changes in the assumptions to reflect future stock price volatility and future stock award exercise experience could result in a change in the assumptions used to value awards in the future. This accounting guidance requires the recognition of the fair value of stock compensation in net income. Although every effort is made to ensure the accuracy of our estimates and assumptions, significant unanticipated changes in those estimates, interpretations and assumptions may result in recording stock compensation expense that may materially impact our financial statements for each respective reporting period.

Income Taxes

The Company accounts for income taxes under the provisions of ASC 740 “Accounting for Income Taxes,” which requires a company to first determine whether it is more likely than not (which is defined as a likelihood of more than fifty percent) that a tax position will be sustained based on its technical merits as of the reporting date, assuming that taxing authorities will examine the position and have full knowledge of all relevant information. A tax position that meets this more likely than not threshold is then measured and recognized at the largest amount of benefit that is greater than fifty percent likely to be realized upon effective settlement with a taxing authority.

Deferred income taxes are recognized for the tax consequences related to temporary differences between the carrying amount of assets and liabilities for financial reporting purposes and the amounts used for tax purposes at each year end, based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. A valuation allowance is recognized when, based on the weight of all available evidence, it is considered more likely than not that all, or some portion, of the net deferred tax assets will not be realized. The Company evaluates its valuation allowance requirements based on projected future operations. When circumstances change and cause a change in management’s judgment about the recoverability of deferred tax assets, the impact of the change on the valuation is reflected in current income. Income tax expense has the sum of current income tax plus the change in deferred tax assets and liabilities.

Discontinued Operations

In December 2019, we discontinued our operation of Dorman -Willis Motors, Inc. and we no longer own any automotive dealerships. We made the decision to exit this business and focus in our core lending, real estate and related services business. In 2019, the discontinued operation had sales of $2,531,563, gross profit of $230,399, operating expenses of $397,689, other expense of $47,928, and a net loss of $166,662 attributed to the company. In 2018, the discontinued operation had sales of $2,936,804, gross profit of $469,642, operating expenses of $712,219, other income of $8,439, and a net loss of $234,138.

Reclassifications

We have reclassified certain prior period amounts in the consolidated financial statements to conform to current period presentation.

Recently Issued Accounting Pronouncements

The Financial Accounting Standards Board has issued the following Accounting Standard Update (“ASU”) 2014-09 Revenue From Contracts with Customers, ASU No. 2016-01, Financial Instruments, ASU 2016-02, Leases, ASU 2016-13, Financial Instruments - Credit Losses, ASU No. 2016-15, Statement of Cash Flows.

Recent accounting pronouncements that the Company has adopted or that will be required to adopt in the future are summarized below.

Legion Capital Corporation and Subsidiaries

Notes to Condensed Consolidated Financial Statements

(unaudited)

NOTE 2: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Recently Issued Accounting Pronouncements (Continued)

In January 2016, the FASB issued ASU No. 2016-01, Financial Instruments - Overall (Subtopic 825- 10), Recognition and Measurement of Financial Assets and Financial Liabilities. The provisions of the update require equity investments to be measured at fair value with changes in fair value recognized in net income. However, an entity may choose to measure equity investments that do not have readily determinable fair values at cost minus impairment. The update also simplifies the impairment assessment of equity investments without readily determinable fair values by requiring a qualitative assessment to identify impairment. It also eliminates the requirement to disclose the fair value of financial instruments measured at amortized cost for entities that are not public business entities, and eliminates the requirement for public business entities to disclose the methods and significant assumptions used to estimate the fair value for financial instruments measured at amortized cost on the balance sheet. ASU No. 2016-01 requires public business entities to use the exit price notion when measuring the fair value of financial instruments for disclosure purposes. It also requires an entity to present separately in other comprehensive income the portion of the total change in the fair value of a liability resulting from a change in the instrument-specific credit risk when the entity has elected to measure the liability at fair value in accordance with the fair value option for financial instruments.

The update requires separate presentation of financial assets and financial liabilities by category and form on the balance sheet or the accompanying notes to the financial statements. In addition, the update clarifies that an entity should evaluate the need for a valuation allowance on a deferred tax asset related to available-for-sale securities in combination with the entity’s other deferred tax assets. For an emerging growth company, the amendments in the update are effective for fiscal years beginning after December 15, 2018, and interim periods within fiscal years beginning after December 15, 2019. The adoption of this ASU did not have a material impact on the Company’s financial statements. The Company adopted ASU No. 2016-01 on the January 1, 2019.

In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842), Conforming Amendments Related to Leases. This ASU amends the codification regarding leases in order to increase transparency and comparability. The ASU requires companies to recognize lease assets and liabilities on the balance sheet and disclose key information about leasing arrangements. A lessee would recognize a liability to make lease payments and a right-of-use asset representing its right to use the leased asset for the lease term. For an emerging growth company, adoption is not required until fiscal years beginning after December 15, 2020, and interim periods within fiscal years beginning after December 15, 2021, as recently voted and deferred by FASB. The Company is currently assessing the potential impact ASU 2016-02 will have on its consolidated financial statements. The Company does not expect adoption to have any material impact on its results from operations and financial condition.

In June 2016, the FASB issued ASU 2016-13, Financial Instruments - Credit Losses (Topic 326), Measurement of Credit Losses on Financial Instruments. The amendments introduce an impairment model that is based on expected credit losses (“ECL”), rather than incurred losses, to estimate credit losses on certain types of financial instruments (ex. loans and held to maturity securities), including certain off-balance sheet financial instruments (ex. commitments to extend credit and standby letters of credit that are not unconditionally cancellable). The ECL should consider historical information, current information, and reasonable and supportable forecasts, including estimates of prepayments, over the contractual term. An entity must use judgment in determining the relevant information and estimation methods that are appropriate in its circumstances. Financial instruments with similar risk characteristics may be grouped together when estimating the ECL. The ASU also amends the current available for sale security impairment model for debt securities whereby credit losses relating to available for sale debt securities should be recorded through an allowance for credit losses. For an emerging growth company, the provisions of ASU 2016-13 and the related amendments are effective for fiscal years (and interim reporting periods within those years) beginning after December 15, 2022. The amendments will be applied through a modified retrospective approach, resulting in a cumulative-effect adjustment to retained earnings as of the beginning of the first reporting period in which the guidance is effective. The Company is currently planning for the implementation of this accounting standard. It is too early to assess the impact this guidance will have on the Company’s financial statements. The Company will adopt ASU No. 2016-13 on the December 31, 2021 financial statements and the interim periods during the year ending December 31, 2022.

In August 2016, the FASB issued ASU No. 2016-15, Statement of Cash Flows (Topic 230): Classification of Certain Cash Receipts and Cash Payments. The amendments in this ASU clarify the proper classification for certain cash receipts and cash payments, including clarification on debt prepayment or debt extinguishment costs, settlement of zero-coupon debt instruments, contingent consideration payments made after a business combination, proceeds from the settlement of insurance claims, and proceeds from the settlement of corporate-owned life insurance policies, including bank-owned life insurance policies, among others. For an emerging growth company, the amendments in the update are effective for fiscal years beginning after December 15, 2018, and interim periods within fiscal years beginning after December 15, 2019. The adoption of this ASU is not expected to have a material effect on the Company’s financial statements. The Company adopted ASU No. 2016-01 on January 1, 2019.

The Company does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

Legion Capital Corporation and Subsidiaries

Notes to Condensed Consolidated Financial Statements

(unaudited)

NOTE 3: LIQUIDITY AND GOING CONCERN

The Company has sustained recurring losses and negative cash flows from operations. Over the past year, the Company’s operations have been funded, in part, through debt financing. As of June 30, 2020, the Company had approximately $660,000 of unrestricted cash. The Company continues to obtain debt and equity financing as well as grow its portfolio of notes receivable and therefore believes that, as a result, it currently has sufficient cash, anticipated financing commitments and projected income to meet its operating and funding requirements over the next year. However, the Company has experienced and continues to experience negative cash flows from operations, as well as an ongoing requirement for substantial additional capital investment. The Company expects that it will need to raise substantial additional capital to accomplish its business plan over the next several years. The Company expects to seek to obtain additional funding through a bank credit facility, public or private offerings, or private equity. There can be no assurance as to the availability or terms upon which such financing and capital might be available in the future.

NOTE 4: BUSINESS LOANS RECEIVABLE

Business loans receivable of $19,291,035 are secured, along with annual interest at rates from 7.5% to 20%, with maturity dates through January 2022. The balance of the allowance for credit losses as of June 30, 2020 and December 31, 2019 was $759,360. The following table summarizes the maturity dates:

Business loans receivable due on or before June 30, 2021	$16,237,655
Business loans receivable due after June 30, 2021	3,053,380
Gross business loans receivable	19,291,035
Less deferred interest and origination fees	(596,270)
Less allowance for credit losses	(759,360)
$17,935,405

The following table presents (a) impaired loans with specific allowances and the amount of such allowances and (b) loans not impaired as of June 30, 2020:

	Investment Value	Specific Allowance

June 30, 2020
Notes receivable with specific allowances
– individually evaluated	$3,284,626	$759,360
Notes receivable without specific allowances
– individually evaluated	16,006,409	-
Total	19,291,035	$759,360

The following table presents our credit quality indicators as of June 30, 2020:

Investment Value
Performing loans	$16,006,409

Non-performing loans	$3,284,626

Total impaired loans	$3,234,626

Legion Capital Corporation and Subsidiaries

Notes to Condensed Consolidated Financial Statements

(unaudited)

NOTE 5: PROPERTY AND EQUIPMENT

The major classifications of property and equipment are summarized as follows:

	June 30, 2020	December 31, 2019
Furniture and equipment	$25,380	$25,380
Less accumulated depreciation	(15,276)	(13,451)

Property and equipment, net	$10,104	$11,929

Depreciation expense for the six months ended June 30, 2020 and the year ended December 31, 2019, was $1,825 and $2,939, respectively.

NOTE 6: ASSET HELD FOR SALE

In January 2019, the Company acquired a 2 acre parcel of commercial property in the Lake Nona area of Orlando, Florida. The Company, through a subsidiary, Legion Ajay, LLC, owns 51% of that property and has it listed for sale.

NOTE 7: INVESTMENTS

During 2019, the Company took ownership of two commercial properties on which it had outstanding business loans receivable. One property is located in Sanford/Lake Mary, Florida and the second property is located in Sandersville, Georgia. These properties are recorded in the consolidated financial statements at $1,412,320 and $137,679 respectively.

NOTE 8: NOTES PAYABLE

As of June 30, 2020, and December 31, 2019, the Company had unsecured Notes payable in the aggregate amount of $2,379,791 and $2,040,591 with interest at 7% to 12%, per annum for a period of 6 and 60 months.

As of June 30, 2020, and December 31, 2019, the Company had secured Notes payable in the aggregate amount of $15,408,010 and $14,615,803, respectively, with interest at 7% to 12%, per annum for a period of 6 and 60 months. These loans were secured by the underlying business loans receivable to the Company in the amount of $19,291,035 for June 30, 2020 and $18,990,272 for December 31, 2019. The outstanding secured notes payable are always 100% collateralized by business loans receivable.

As of June 30, 2020, the Company has loans outstanding beyond the maturity date, net of principal paybacks, in the aggregate amount of $215,000.

In May 2020, the Company received a loan in the amount of $159,200 from the CARES Act Paycheck Protection Program. The loan has a 1% interest rate and a maturity date of May 18, 2022. Later in 2020, the Company expects to file an application requesting forgiveness of the full loan amount.

Legion Capital Corporation and Subsidiaries

Notes to Condensed Consolidated Financial Statements

(unaudited)

NOTE 8: NOTES PAYABLE (CONTINUED)

The aggregate maturity on the notes payable as of June 30, 2020 are as follows:

June 30, 2021 and prior	$8,609,147
June 30, 2022	4,533,667
June 30, 2023	1,777,184
June 30, 2024 and thereafter	2,867,803
Total notes payable	17,787,801
Less current portion	8,609,147
Notes payable, long-term portion	$9,178,654

For the six months ended June 30, 2020 and June 30, 2019, total interest expense on these notes payable was $672,606 and $592,530, respectively.

NOTE 9: SHAREHOLDERS’ EQUITY

The common stock sold included shares as part of the Company’s Regulation A+ initial public offering of stock. The Company sold 0 shares of no par value common stock during the six months ended June 30, 2020 and year ended December 31, 2019. During the six months ended June 30, 2020, the Company repurchased and retired 18,111 shares of its common stock for $19,310.

During the six months ended June 30, 2020, the Company sold 45 shares of $1,000 par value preferred stock and received $45,000. The preferred stock sold included shares as part of the Company’s Regulation A offering which was qualified on June 11, 2020.

NOTE 10: STOCK OPTIONS

In November 2017, the Company granted 3 million stock options to BGA Holdings, LLC (BGA)(managed by Joseph B. Hilton). 2 million of these options were immediately vested with the remaining 1 million not being vested until and unless a 3 year employment agreement is entered into by Mr. Hilton. The options have a strike price and term as follows:

Option 1: 500,000 at $1.75 per share, not vested, 10 year term

Option 2: 500,000 at $1.25 per share, not vested, 10 year term

Option 3: 2,000,000 at $1.00 per share, fully vested, 10 year term

The weighted-average grant-date fair value of options granted during the year ended December 31, 2017 was $0.94. The options to Mr. Hilton’s company were issued in consideration of cancellation of 2 million shares previously agreed to be issued to Mr. Hilton’s company.

On June 27, 2018, the Company entered into a “Purchase of Stock Options and Lock Up Agreement” with BGA, in which the Company repurchased 496,333 shares of Option #3 above for $100,000. As consideration for the repurchase, a 5-year lock up period was added to the remaining shares of Option #3, and all shares of Options 1 & 2. The lock up period commenced December 27, 2017, and expires December 26, 2022, and BGA may not sell the remaining options or the shares underlying the options earlier than June 30, 2023. However, if certain conditions are not met by the Company, up to 5% of the options held by BGA may be sold in any 12-month period, subsequent to December 27, 2020.

The fair value of the Company’s common stock option grants is estimated using a Black-Scholes option pricing model, which uses certain assumptions related to risk-free interest rates, expected volatility, expected life of the common stock options, and future dividends. Compensation expense is recorded based upon the value derived from the Black-Scholes option pricing model and based on actual experience. The assumptions used in the Black-Scholes option pricing model could materially affect compensation expense recorded in future periods.

The following range of assumptions in the Black-Scholes option pricing model was used to determine fair value of the options issued in November of 2017 and on June 27, 2018:

Expected Dividend Yield—The Company has never paid dividends and does not expect to pay dividends.

Risk-Free Interest Rate—The risk-free interest rate was based on the market yield currently available on United States Treasury securities with maturities approximately equal to the option’s expected term.

Legion Capital Corporation and Subsidiaries

Notes to Condensed Consolidated Financial Statements

(unaudited)

NOTE 10: STOCK OPTIONS (CONTINUED)

Expected Term—Expected term represents the period that the Company’s stock-based awards are expected to be outstanding. The Company’s assumptions about the expected term have been based on that of companies that have a similar industry, life cycle, revenue, and market capitalization and the historical data on employee exercises.

Expected Volatility—The expected volatility is based on the historical stock volatilities of several of the Company’s publicly listed comparable companies over a period equal to the expected terms of the options, as the Company does not have a long trading history.

Forfeiture Rate—The Company has not experienced significant exercise activity on stock options. The Company determines the expected term of its stock option awards issued using the simplified method. The simplified method assumes each vesting tranche of the award has a term equal to the midpoint between when the award vests and when the award expires.

Each of the inputs discussed above is subjective and generally requires significant management judgment. The Company utilizes the following inputs to calculate its options as of December 31, 2017, and June 27, 2018:

	Grant	Modification
	Date	Date
Volatility:	43%	35%
Expected terms (in years):	10	10
Risk Free Rate:	2.42%	2.83%

A summary of the option activity as of December 31, 2019 is presented below:

	Shares	Weighted- Average Exercise Price	Weighted- Average Remaining Contractual Term
Outstanding at December 31, 2019	2,503,067	$1.25	8 years
Vested at December 31, 2019	1,503,067	$1.25	8 years
Non-vested at December 31, 2019	1,000,000	$1.25	8 years
Outstanding at June 30, 2020	2,503,067	$1.25	7 years
Non-vested at June 30, 2020	1,000,000	$1.25	7 years
Vested at June 30, 2020	1,503,067	$1.25	7 years

Total stock compensation expense for the six months ended June 30, 2020 and year ended December 31, 2019 was $-0-.

NOTE 11: INCOME TAXES

The Company did not provide any Federal and State income tax for the six months ended June 30, 2020 and year ended December 31, 2019, due to the Company’s net losses.

Deferred tax assets and liabilities reflect the effects of tax losses, credits and the future income tax effects of temporary differences between the consolidated financial statement carrying amounts of existing assets and liabilities and their respective tax bases and are measured using enacted tax rates that apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Future taxable income is expected to be subject a federal tax rate of 21% and a state tax rate of 5.5%.

Legion Capital Corporation and Subsidiaries

Notes to Condensed Consolidated Financial Statements

(unaudited)

NOTE 11: INCOME TAXES (CONTINUED)

The following table reconciles the U.S. statutory rates to the Company’s effective tax rate for the six months ended June 30, 2020 and year ended December 31, 2019:

	2020	2019
Federal statutory rate	21.0%	21.0%
State statutory rate	4.3%	4.3%
Valuation allowance	(25.3)%	(25.3)%
Effective tax rate	0.0%	(0.0)%

As of June 30, 2020, and December 31, 2019, the Company had a deferred tax asset in the amount of $2,194,260 and $2,118,025, respectively. The Company had a valuation allowance of $2,194,260 and $2,118,025 as of June 30, 2020 and December 31, 2019, respectively. The valuation allowance increased by $76,235 during the six months ended June 30, 2020 and $144,746 during the year ended December 31, 2019. The Company believes that such assets did not meet the more likely than not criteria to be recoverable through projected future profitable operations in the foreseeable future.

On December 22, 2017, the “Tax Cuts and Jobs Act” (the “Act”) was enacted. Under the provisions of the Act, the U.S. corporate tax rate decreased from 34% to 21% beginning in 2018. Accordingly, we have re-measured our deferred tax assets as of December 31, 2017. However, this re-measurement had no effect on the Company’s income tax expense as the Company provides a 100% valuation allowance on its deferred tax assets.

	June 30, 2020	December 31, 2019
Deferred taxes consist of:

Net Operating Loss Carryforward	$1,938,632	$1,892,085
Allowance for Doubtful Accounts	192,118	192,118
Cash Basis Tax Adjustments	63,510	33,822
Subtotal	2,194,260	2,118,025
Valuation allowance	(2,194,260)	(2,118,025)
Net deferred taxes	$-	$-

The Company’s net operating loss carry forward for income tax purposes as of December 31, 2019, was approximately $7,662,575 and may be offset against future taxable income through 2038. Current tax laws limit the amount of loss available to be offset against future taxable income when a substantial change in ownership occurs. Therefore, the amount available to offset future taxable income may be limited.

Effective January 1, 2007, the Company adopted FASB guidance that addresses the determination of whether tax benefits claimed or expected to be claimed on a tax return should be recorded in the financial statements. Under this guidance, the Company may recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. The tax benefits recognized in the financial statements from such a position should be measured based on the largest benefit that has a greater than 50% likelihood of being realized upon ultimate settlement. The FASB also provides guidance on de-recognition, classification, interest and penalties on income taxes, accounting in interim periods and requires increased disclosures. As of June 30, 2020, and December 31, 2019, the Company does not have a liability for unrecognized tax benefits.

NOTE 12: LEASES

The Company leases its office under a month to month lease with a company controlled by the Company CEO, for monthly payments of $6,273 plus parking costs.

In 2018 and 2019, the Company leased commercial property for the Dorman Willis automobile dealership at the rate of $2,500 per month, on a month to month basis. As of December 31, 2019, the Company no longer held any ownership interest in that business.

Rent expense for the above leases was $34,527 and $57,688 for the six months ended June 30, 2020 and June 30, 2019, respectively.

Legion Capital Corporation and Subsidiaries

Notes to Condensed Consolidated Financial Statements

(unaudited)

NOTE 13: RELATED PARTY TRANSACTIONS

The Company leases its office under a month to month lease with a company controlled by the Company CEO, for monthly payments of $6,273 plus parking costs.

In 2019, Alpine Funding, LLC, a company owned by James Byrd and Shane Hackett, made a $150,000 loan to Legion Capital to participate as a co-lender in one of the Company’s mortgage loans. The loan is for 12 months with interest at 12% per annum and monthly payments of interest only; $100,000 of the $150,000 has been repaid and $50,000 remains outstanding at June 30, 2020. Interest paid during the six months ended June 30, 2020 and June 30, 2019, was $3,000 and $2,585, respectively.

NOTE 14: DISCONTINUED OPERATIONS

Effective as of January 1, 2018, the Company acquired all of the stock of Dorman - Willis Motors, Inc., an automobile dealership. The Company formed Legion Transportation to own these automotive and other transportation assets. No cash was paid for this acquisition, but the dealership was acquired subject to the business loan owed to Legion of $696,768. The purchase price allocation of Dorman-Willis Motors, Inc. of $696,768 consisted of cash of $42,436, accounts receivable of $399,667, inventory of $1,030,683, prepaid expenses of $16,432, fixed assets of $117,345, accounts payable of $97,256 and floorplan notes payable of $812,539.

In July 2019, the Company sold the stock of Dorman-Willis to Legion Anderson Sales & Service (“Lass”) an entity that the Company owned 50% of. As of December 31, 2019, the Company sold its 50% of Lass to the other owner and no longer held any ownership in that business.

NOTE 15: SUBSEQUENT EVENTS

In preparing these financial statements, management has evaluated events and transactions for potential recognition or disclosure through September 11, 2020, the date the financial statements were available to be issued.

Subsequent to June 30, 2020, the Company has loaned the approximate sum of $522,138 in new or increased business loans (net of principal paybacks) and has borrowed approximately $193,366 as new notes payable (net of principal paybacks) to fund said business loans, potential new loans and for working capital. Interest on said notes payable ranges from 6% to 12% per annum.

On January 30, 2020, the World Health Organization declared the coronavirus outbreak a “Public Health Emergency of International Concern” and on March 11, 2020, declared it to be a pandemic. Actions taken in the United States and around the world to help mitigate the spread of the coronavirus include restrictions on travel, and quarantines in certain areas, and forced closures for certain types of public places and businesses. The coronavirus and actions taken to mitigate the spread of it have had and are expected to continue to have an adverse impact on the economies and financial markets of many countries, including the geographical areas in which the Company operates. On March 27, 2020, the Coronavirus Aid, Relief, and Economic Security Act (CARES Act) was enacted to amongst other provisions, provide emergency assistance for individuals, families and businesses affected by the coronavirus pandemic.

It is unknown how long the adverse conditions associated with the coronavirus will last and what the complete financial effect will be to the company. The Company continues to improve its operations and strengthen its financial condition and did not have any coronavirus specific issues during the six month period ended June 30, 2020. If the pandemic continues and conditions worsen, the Company may experience a disruption in operations as well as a decline in revenue activities and the possible impairment of its outstanding loans in the future.

PART III – EXHIBITS

Index to Exhibits

Exhibit No.	Description of Exhibit
2.1	Articles of Incorporation (incorporated by reference to Exhibit 2.1 to Amendment No. 2 to the Company’s Offering Statement on Form 1-A (File No. 024-10638) filed on April 3, 2017).
2.3	Bylaws (incorporated by reference to Exhibit 2.3 to Amendment No. 2 to the Company’s Offering Statement on Form 1-A (File No. 024-10638) filed on April 3, 2017).
11.1	Consent of Independent Registered Accounting Firm.*
12.1	Legal Opinion*

*   Filed herewith

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SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Orlando, Florida on November 16, 2020.

Legion Capital Corporation

By:	/s/ James Byrd, Jr.
James Byrd, Jr.
CEO, C0-CFO and C0-CAO

This offering statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Douglas S. Hackett	Director	November 16, 2020
Douglas S. Hackett

/s/ James Byrd, Jr.	CEO, C0-CFO and C0-CAO	November 16, 2020
James Byrd, Jr.

/s/ Paul Carrazzone	President, Co-CFO and Co- CAO	November 16, 2020
Paul Carrazzone

III-2